================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  JULY 21, 2000
                Date of Report (Date of earliest event reported)

                               DJ ORTHOPEDICS, LLC
               (Exact name of Registrant as specified in charter)

            DELAWARE                        333-86835                       52-2165554
-------------------------------      ------------------------         ----------------------
(State or other jurisdiction of      (Commission File Number)            (I.R.S. Employer
 incorporation or organization)                                       Identification Number)


                       DJ ORTHOPEDICS CAPITAL CORPORATION
               (Exact name of registrant as specified in charter)

            DELAWARE                        333-86835                       52-2157537
-------------------------------      ------------------------         ----------------------
(State or other jurisdiction of      (Commission File Number)            (I.R.S. Employer
 incorporation or organization)                                       Identification Number)


                                 DONJOY, L.L.C.
               (Exact name of registrant as specified in charter)

            DELAWARE                        333-86835                       33-0848317
-------------------------------      ------------------------         ----------------------
(State or other jurisdiction of      (Commission File Number)            (I.R.S. Employer
 incorporation or organization)                                       Identification Number)

================================================================================

                                2985 Scott Street
                             Vista, California 92083
                                 (800) 336-5690

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 7, 2000, DonJoy, L.L.C. ("DonJoy") and its wholly-owned subsidiary, dj Orthopedics, LLC ("DJ" or the "Company") completed the purchase of certain assets and assumed certain liabilities of DePuy Orthopaedic Technology, Inc. ("DePuy Orthopaedic") related to DePuy Orthopaedic's bracing and soft goods business ("Orthotech"). The acquisition transaction ("Transaction") was effected pursuant to the terms of an Asset Purchase Agreement, dated as of July 7, 2000 (the "Asset Purchase Agreement"), by and among DonJoy, DJ and DePuy Orthopaedic. The Asset Purchase Agreement is filed as an exhibit hereto and the following description thereof is qualified in its entirety by reference thereto.

The Orthotech business within DePuy Orthopaedic develops, manufactures, and markets an array of orthopedic products for the sports medicine market including braces, soft goods and specialty products which are similar to the products currently offered by DJ. The Orthotech business also has an inventory management and billing program that will complement the Company's current OfficeCare program.

TERMS OF THE TRANSACTION

The Asset Purchase Agreement provided for the purchase of certain assets and the assumption of certain liabilities of DePuy Orthopaedic, comprising the Orthotech business, for a purchase price ("Purchase Price") of $47.1 million in cash. The Company is purchasing primarily inventory, equipment and certain intellectual property. The Company is not required to assume any liabilities existing prior to the closing date. The Purchase Price will be subject to an adjustment based upon the value of the physical inventory of Orthotech as of closing. If Orthotech's inventory as of closing is greater than the Target Inventory (as defined in the Asset Purchase Agreement), the Purchase Price will be increased. If Orthotech's inventory as of closing is less than the Target Inventory, the Purchase Price will be decreased. The adjustment to the Purchase Price will be determined prior to September 4, 2000 (i.e., within 60 days of the closing).

The Transaction has been accounted for using the purchase method of accounting whereby the total Purchase Price will be allocated to tangible and intangible assets acquired and liabilities assumed based on their fair market values.

The Company is not acquiring any of Orthotech's facilities or the majority of its employees and instead will integrate the Orthotech operations into its existing business. Upon closing of the Transaction, DePuy Orthopaedic has responsibility with regard to lease obligations on the Orthotech facility and severance obligations for terminated Orthotech employees. The synergies the Company anticipates from the Transaction are due primarily to reduction of headcount, the transfer of the majority of Orthotech's sales force to independent distributors and consolidation of the operations into DJ's manufacturing facilities. In accordance with the Transition Services Agreement dated as of July 7, 2000 and filed as an exhibit hereto, DePuy Orthopaedic has agreed to provide certain transitional services to DJ for varying periods while the operations of Orthotech are integrated into those of DJ. Such services include continued operation of Orthotech's manufacturing facilities, employee payroll service and benefits, computer services and other administrative services.

DonJoy and DJ required approximately $50.1 million in cash to close the Transaction including approximately $3.0 million for related fees and costs. A total of $0.4 million of the fees and costs have been allocated to debt issuance costs and will be amortized over the life of the related debt instruments and the remaining portion will be included in the total Purchase Price. The funds were raised by DonJoy through the sale of $8.3 million of common units of which the net proceeds totaled $8.1 million (excluding Management notes receivables of $0.2 million) and $3.6 million of Redeemable Preferred Units of which the net proceeds totaled $3.4 million (excluding preferred unit fees of $0.2 million) to existing holders of the preferred units. DJ raised the remaining funds by borrowing approximately $36.6 million under its Amended Credit Agreement along with use of approximately $2.0 million of existing cash. The Amended Credit Agreement increased the amount of term loans available to $39.5 million but did not increase the revolving line of credit of $25.0 million. Upon consummation of the Transaction, the Company had approximately $12.4 million remaining available under the revolving line of credit which is available for working capital, general corporate purposes, financing of investments and strategic alliances.

DESCRIPTION OF THE AMENDED CREDIT AGREEMENT

The Credit Agreement ("Credit Agreement") dated June 30, 1999 among the borrower, DonJoy, L.L.C., the lenders party thereto, First Union National Bank, as administrative agent and collateral agent, and The Chase Manhattan Bank, as syndication agent, issuing bank and swingline lender has been amended ("Amended Credit Agreement") (a) to increase the aggregate principal amount of the term loans available under the Credit Agreement by $24.0 million so that the total availability of (i) the term loans under the Amended Credit Agreement will be $39.5 million and (ii) the aggregate loans under the Amended Credit Agreement will be $64.5 million, and (b) to effect other changes to the Credit Agreement generally on the terms specified in Amendment No. 1 filed as an exhibit hereto, including permitting the Orthotech acquisition. The Amended Credit Agreement was provided by Chase Securities, Inc. as sole advisor and arranger.

The following description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth principal terms and conditions of the facility, including Amendment No. 1 to the Credit Agreement, dated as of May 25, 2000, filed as an exhibit hereto.

The Amended Credit Agreement provides for a term loan of $15.5 million, which was borrowed in connection with our June 30, 1999 recapitalization, an additional term loan of $24.0 million which was borrowed to finance the Transaction, and up to $25.0 million of revolving credit borrowings under the revolving credit facility, which are available for working capital, general corporate purposes, financing of investments and strategic alliances. Borrowings under the term loans and the revolving credit facility bear interest at variable rates plus an applicable margin. As of April 1, 2000, the actual interest rate on the existing term loan was 9.19% and if we had borrowed on the revolving line of credit, the applicable interest rate would have been 9.07%.

In addition to paying interest on outstanding principal under the Amended Credit Agreement, DonJoy is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder at a rate equal to 0.5% per annum.

The term loans under the Amended Credit Agreement amortize in quarterly amounts and are based upon the annual amounts shown below (dollars in thousands):

Fiscal Year 2000 .............          $   887
Fiscal Year 2001 .............            1,274
Fiscal Year 2002 .............            1,274
Fiscal Year 2003 .............            1,274
Fiscal Year 2004 .............           17,202
Fiscal Year 2005 .............           17,339
                                        -------
                                        $39,250
                                        =======


The revolving credit facility matures in 2004.

The Amended Credit Agreement and the indenture relating to the Company's 12 5/8% Senior Subordinated Notes ("Indenture") contain certain restrictions on the Company, including restrictions on its ability to incur indebtedness, pay dividends, make investments, grant liens, sell its assets and engage in certain other activities. Furthermore, the Amended Credit Agreement requires the Company to maintain certain financial ratios. Indebtedness under the Amended Credit Agreement is secured by substantially all of the assets of the Company, including the Company's real and personal property, inventory, accounts receivable, intellectual property and other intangibles.

Commencing with the year ended December 31, 1999, the Company is required to make annual mandatory prepayments of the term loans under the Amended Credit Agreement in an amount equal to 50% of excess cash flow (as defined in the Amended Credit Agreement) (75% if the Company's leverage ratio exceeds a certain level).

DESCRIPTION OF THE COMMON AND PREFERRED EQUITY

The following description does not purport to be complete and is qualified in its entirety by reference to the Preferred Unit Purchase Agreement ("Preferred Unit Purchase Agreement") dated as of July 7, 2000, among DonJoy, L.L.C., and CB Capital Investors, L.L.C., First Union Capital Partners, L.L.C., DJC, Inc., TCW/Crescent Mezzanine Trust II, and TCW Leveraged Income Trust II, L.P., and the Common Unit Purchase Agreement ("Common Unit Purchase Agreement") dated as of July 7, 2000, among DonJoy, L.L.C., and Chase DJ Partners, L.L.C., the Leslie
H. Cross & Deborah L. Cross Family Trust, Michael R. McBrayer, and Cyril Talbot III which documents are filed as exhibits hereto.

To obtain a portion of the funds required to pay the Purchase Price pursuant to the Asset Purchase Agreement, the Company raised gross proceeds of $8.3 million in common equity and $3.6 million in preferred equity financing. The common equity financing included the purchase of 73,775 and 2,115 common units by Chase DJ Partners, L.L.C. and Management for a total consideration of $8.1 million and $0.2 million (the majority of which was paid in the form of promissory notes), respectively. The preferred equity financing included the purchase of 4,221 Redeemable Preferred Units for a total consideration of $3.6 million by existing unit holders.

In accordance with the Unit Purchase Agreement dated as of June 28, 2000 filed as an exhibit hereto, Smith & Nephew Disposal, Inc. sold its entire interest of 54,000 common units in DonJoy, L.L.C. to Chase DJ Partners, L.L.C. and Management for $5.9 million. Chase DJ Partners, L.L.C. purchased 52,495 common units for a total consideration of $5.7 million and Management purchased the remaining 1,505 units for a total consideration of $0.2 million.

The Company is authorized to issue up to 2,900,000 common units and up to 100,000 preferred units ("Redeemable Preferred Units"). As of December 31, 1999, The Company had 718,000 common units and 40,184 Redeemable Preferred Units issued and outstanding, and 15% of the common units on a fully diluted basis have been reserved for issuance to employees, directors and independent consultants and contractors of the Company or any subsidiary thereof pursuant to the Amended and Restated DonJoy, L.L.C. 1999 Option Plan. Upon consummation of the Transaction the Company had 793,890 common units and 44,405 Redeemable Preferred Units issued and outstanding.

To the extent permitted by restrictions contained in the Amended Credit Agreement and the Indenture, the Company will make distributions in agreed upon amounts to its members to enable them to pay income taxes payable in respect of their allocable share of the taxable income of the Company and its subsidiaries.

The Redeemable Preferred Units accrue a cumulative quarterly preferred return at a fixed rate of 14.0% per annum, subject to increase to 16.0% per annum upon the occurrence of certain events of non-compliance. In addition to the rights with respect to the preferred return (including related tax distributions and distributions to the holders of Redeemable Preferred Units of their original capital investment), the Redeemable Preferred Units will share ratably with the common units in any distributions (including tax distributions and upon liquidation) made by the Company in respect of common units (the Redeemable Preferred Units Participating Interest).

The Redeemable Preferred Units are subject to mandatory redemption ten and one-half years following the closing of the Company's June 30, 1999 recapitalization and may be redeemed at the Company's option at any time. Upon a change of control, holders of Redeemable Preferred Units will have the right, subject to certain conditions, to require the Company to redeem their Redeemable Preferred Units (including the Redeemable Preferred Units Participating Interest). In addition, at any time following the sixth anniversary of the closing of the recapitalization, holders will have the right, subject to certain conditions, to require the Company to redeem their Redeemable Preferred Units Participating Interest. Unless equity proceeds or other funds are available to the Company for the purpose, the ability of the Company to make any of the foregoing payments will be subject to receipt of distributions from the Company in amounts sufficient to make such payments and such distributions will be subject to the restrictions contained in the new credit facility and the Indenture.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

DePuy, Inc. purchased DePuy Orthopaedic in 1996. In 1997, the arthroscopy business of DePuy, Inc. was transferred to DePuy Orthopaedic. DePuy, Inc. was subsequently purchased by Johnson & Johnson on October 28, 1998. In January 1999, Johnson & Johnson transferred its bracing and soft goods business to DePuy, Inc., creating the existing DePuy Orthopaedic. While Orthotech is not a separate legal entity, DePuy Orthopaedic has separately stated the financial results of Orthotech. As a result, all relevant financial statements are presented to meet the requirements of Rule 3-05(b) of Regulation S-X.

Attached hereto are (i) Combined Balance Sheets as of March 31, 2000 (unaudited) and December 31, 1999, (ii) unaudited Combined Statements of Operations and Changes in Invested Equity for the three months ended March 31, 2000 and 1999,
(iii) unaudited Combined Statements of Cash Flows for the three months ended March 31, 2000 and 1999, and (iv) related notes to unaudited combined financial statements for DePuy Orthopaedic Technology, Inc.

Attached hereto are audited (i) Combined Balance Sheets as of December 31, 1999 and 1998, (ii) Combined Statements of Operations and Changes in Invested Equity for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, (iii) Combined Statements of Cash Flows for the year ended December 31, 1999 and for the period October 29, 1998 through December 31, 1998,
(iv) report of independent accountants, and (v) related notes to combined financial statements for DePuy Orthopaedic Technology, Inc.

Attached hereto are audited (i) Statements of Operations and Changes in Invested Equity for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, (ii) Statements of Cash Flows for the period from January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, (iii) report of independent accountants, and (iv) related notes to financial statements for DePuy Orthopaedic Technology, Inc.

Attached hereto are audited (i) Statements of Revenues and Expenses for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, (ii) report of independent accountants, and (iii) related notes to Statements of Revenues and Expenses for Bracing and Soft Supports Business of Johnson & Johnson.

(b) PRO FORMA FINANCIAL INFORMATION.

Attached hereto is the pro forma consolidated balance sheet of DonJoy, L.L.C. as of April 1, 2000 ("Unaudited Consolidated Pro Forma Balance Sheet") and the unaudited consolidated statements of income ("Unaudited Consolidated Statements of Income") for the year ended December 31, 1999, and for the three months ended April 1, 2000 based on DonJoy's historical financial statements and adjusted to give effect to the Transaction.

(c) EXHIBITS

The following exhibits are filed herewith:

        Exhibit No.      Document
        -----------      --------
        2.1              Asset Purchase Agreement dated as of July 7, 2000 among
                         DePuy Orthopaedic Technology, Inc., dj Orthopedics,
                         L.L.C., and DonJoy, L.L.C.

        3.1 Third Amended and Restated Operating Agreement dated as of July 7, 2000 of DonJoy, L.L.C.

        4.1              Preferred Unit Purchase Agreement dated as of July 7,
                         2000, among DonJoy, L.L.C., and CB Capital Investors,
                         L.L.C., First Union Capital Partners, L.L.C., DJC,
                         Inc., TCW/Crescent Mezzanine Trust II, and TCW
                         Leveraged Income Trust II, L.P.

        4.2              Common Unit Purchase Agreement dated as of July 7,
                         2000, among DonJoy, L.L.C., and Chase DJ Partners,
                         L.L.C., Leslie H. Cross & Deborah L. Cross Family
                         Trust, Michael R. McBrayer, and Cyril Talbot III.

        4.3 Secured Promissory Note dated as of July 7, 2000 between the Leslie H. Cross & Deborah L. Cross Family
                         Trust and Leslie H. Cross, and DonJoy, L.L.C.

        4.4 Secured Promissory Note dated as of July 7, 2000 between Cyril Talbot III and DonJoy, L.L.C.

        4.5 Secured Promissory Note dated as of July 7, 2000 between Michael R. McBrayer and DonJoy, L.L.C.

        4.6 Second Amended and Restated Pledge Agreement dated as of July 7, 2000, among Leslie H. Cross, Leslie H. Cross
                         & Deborah L. Cross Family Trust, and DonJoy, L.L.C.

        4.7 Second Amended and Restated Pledge Agreement dated as of July 7, 2000 between Cyril Talbot III and DonJoy,
                         L.L.C.

        4.8 Second Amended and Restated Pledge Agreement dated as of July 7, 2000, between Michael R. McBrayer and
                         DonJoy, L.L.C.

        4.9 Unit Purchase Agreement dated as of June 28, 2000, among Smith & Nephew Disposal, Inc. and Chase DJ
                         Partners, L.L.C., Leslie H. Cross & Deborah L. Cross
                         Family Trust, Michael R. McBrayer, and Cyril Talbot
                         III.

        4.10 Amended and Restated Secured Promissory Note dated as of June 28, 2000 between Michael R. McBrayer and
                         DonJoy, L.L.C.

        4.11 Amended and Restated Secured Promissory Note dated as of June 28, 2000 among Leslie H. Cross & Deborah L.
                         Cross Family Trust, Leslie H. Cross and DonJoy, L.L.C.

        4.12 Amended and Restated Secured Promissory Note dated as of June 28, 2000 between Cyril Talbot III and DonJoy,
                         L.L.C.

        4.13             Secured Promissory Note dated as of June 28, 2000 among
                         Leslie H. Cross & Deborah L. Cross Family Trust, Leslie
                         H. Cross and DonJoy, L.L.C.

        4.14 Secured Promissory Note dated as of June 28, 2000 between Cyril Talbot III and DonJoy, L.L.C.

        4.15 Secured Promissory Note dated as of June 28, 2000 between Michael R. McBrayer and DonJoy, L.L.C.

        4.16             Amended and Restated Pledge Agreement dated as of June
                         28, 2000 among Leslie H. Cross, Leslie H. Cross &
                         Deborah L. Cross Family Trust, and DonJoy, L.L.C.

        4.17             Amended and Restated Pledge Agreement dated as of June
                         28, 2000 between Cyril Talbot III and DonJoy, L.L.C.

        4.18             Amended and Restated Pledge Agreement dated as of June
                         28, 2000 between Michael R. McBrayer and DonJoy, L.L.C.

        10.1             Amendment No. 1 dated as of May 25, 2000 to the Credit
                         Agreement dated as of June 30, 1999

        10.2 Transition Services Agreement dated as of July 7, 2000 among DePuy Orthopaedic Technology, Inc., DonJoy,
                         L.L.C., and dj Orthopedics, L.L.C.

        10.3             Agreement dated as of July 13, 2000 among DonJoy,
                         L.L.C., DJ Orthopedics, L.L.C., the financial institutions included in exhibit 10.3 hereto, and The
                         Chase Manhattan Bank on behalf of the revised Schedule
                         2.01 and pursuant to the (a) Credit Agreement dated as of June 30, 1999, and (b) Amendment No. 1 dated as of
                         May 25, 2000 to the Credit Agreement dated as of June
                         30, 1999.


        99.1             Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               DJ ORTHOPEDICS, LLC
                       DJ ORTHOPEDICS CAPITAL CORPORATION
                                 DONJOY, L.L.C.

                                  (Registrant)


Date:     July 21, 2000                BY: /s/ LESLIE H. CROSS
                                           ------------------------------------
                                       Leslie H. Cross
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)


Date:     July 21, 2000                BY: /s/ CYRIL TALBOT III
                                           ------------------------------------
                                       Cyril Talbot III
                                       Senior Vice President, Chief Financial
                                       Officer and Secretary
                                       (Principal Financial Officer)

                         INDEX TO FINANCIAL STATEMENTS



DEPUY ORTHOPAEDIC TECHNOLOGY, INC.:

   Combined Balance Sheets as of March 31, 2000 (unaudited)
     and December 31, 1999                                                  F-1

   Combined Statements of Operations and Changes in Invested
     Equity for the Three Months ended March 31, 2000 and 1999              F-2

   Combined Statements of Cash Flows for the Three Months
     ended March 31, 2000 and 1999                                          F-3

   Notes to Combined Financial Statements                                   F-4

   Report of Independent Accountants                                        F-9

   Combined Balance Sheets as of December 31, 1999 and 1998                F-10

   Combined Statements of Operations and Changes in Invested
     Equity for the Year Ended December 31, 1999 and the Period
     October 29, 1998 through December 31, 1998                            F-11

   Combined Statements of Cash Flows for the Year Ended
     December 31, 1999 and for the Period October 29, 1998
       through December 31, 1998                                           F-12

   Notes to Combined Financial Statements                                  F-13

   Report of Independent Accountants                                       F-26

   Statements of Operations and Changes in Invested Equity
     for the Period January 1, 1998 through October 28, 1998
     and for the Year Ended December 31, 1997                              F-27

   Statements of Cash Flows for the Period from January 1, 1998 through October 28, 1998 and for the Year Ended
     December 31, 1997                                                     F-28

   Notes to Financial Statements                                           F-29

BRACING AND SOFT SUPPORTS BUSINESS OF JOHNSON & JOHNSON:

   Report of Independent Accountants                                       F-40

   Statements of Revenues and Expenses for the Period
     January 1, 1998 through October 28, 1998 and for the
     Year Ended December 31, 1997                                          F-41

   Notes to Statements of Revenues and Expenses                            F-42

DONJOY, L.L.C.:

   Unaudited Pro Forma Consolidated Financial Data                         F-46

   Unaudited Pro Forma Consolidated Balance Sheet as of April 1, 2000      F-47

   Notes to Unaudited Pro Forma Consolidated Balance Sheet                 F-48

   Unaudited Pro Forma Consolidated Statements of Income for the
     Year Ended December 31, 1999                                          F-49

   Unaudited Pro Forma Consolidated Statements of Income for the
     Three Months Ended April 1, 2000                                      F-50

   Notes to Unaudited Pro Forma Consolidated Statements of Income          F-51

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

COMBINED BALANCE SHEETS
AS OF MARCH 31, 2000 AND DECEMBER 31, 1999
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                 (UNAUDITED)
                                                                     AS OF      AS OF
                                                                   MARCH 31,  DECEMBER 31,
                                                                     2000        1999
ASSETS
  Current assets
    Cash                                                           $   196     $    --
    Accounts receivable, less allowances ($2,490 and $2,202 at
     March 31, 2000 and December 31, 1999, respectively)            10,109      10,332
    Inventories                                                      7,397       7,203
    Deferred income taxes                                            1,760       1,761
    Other current assets                                                44          52
                                                                   -------     -------

     Total current assets                                           19,506      19,348

  Property, plant and equipment, net                                 3,543       3,577
  Goodwill and other identifiable intangibles assets, net           47,624      48,135
  Deferred income taxes                                                272         272
  Other assets                                                          45          45
                                                                   -------     -------

     Total assets                                                  $70,990     $71,377
                                                                   -------     -------

LIABILITIES AND INVESTED EQUITY
  Current liabilities
    Accounts payable                                               $ 1,131     $ 1,354
    Book overdraft                                                     684         539
    Accrued liabilities                                              1,790       2,291
                                                                   -------     -------

     Total current liabilities                                       3,605       4,184

  Invested equity                                                   67,385      67,193
                                                                   -------     -------

       Total liabilities and invested equity                       $70,990     $71,377
                                                                   =======     =======

                 The accompanying notes are an integral part of
                      these combined financial statements.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN INVESTED EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                       (UNAUDITED)
                                               FOR THE THREE  FOR THE THREE
                                               MONTHS ENDED   MONTHS ENDED
                                                 MARCH 31,     MARCH 31,
                                                   2000          1999
Net sales                                        $ 12,406      $ 12,182
Cost of goods sold                                  6,614         6,884
                                                 --------      --------

  Gross profit                                      5,792         5,298

Selling, general and administrative expenses        3,614         4,010
Research and development expense                      139           101
Amortization expense                                  511           511
Allocated expenses (Note 3)                         1,189           417
                                                 --------      --------

                                                    5,453         5,039

Income before provision for income taxes              339           259

Provision for income taxes                            344           209
                                                 --------      --------

Net income (loss)                                $     (5)     $     50
                                                 --------      --------

Invested equity - beginning of period            $ 67,193      $ 66,266
Advances from (repayments to) DePuy                   194        (1,006)
Currency translation adjustment                         3             6
                                                 --------      --------

Invested equity - end of period                  $ 67,385      $ 65,316
                                                 ========      ========

                   The accompanying notes are an integral part
                     of these combined financial statements.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

COMBINED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                      (UNAUDITED)
                                                           FOR THE THREE     FOR THE THREE
                                                            MONTHS ENDED      MONTHS ENDED
                                                             MARCH 31,         MARCH 31,
                                                               2000               1999
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                          $    (5)         $    50
  Adjustments to reconcile net income (loss) to net cash
    (used in) provided by operating activities
    Depreciation                                                 178              148
    Amortization                                                 511              511
    Deferred income taxes                                          1              556
    Provision for accounts receivable                            288              182
    Loss on disposal of property and equipment                    --                6
  Changes in operating assets and liabilities
    (Increase) in accounts receivable                            (65)          (1,334)
    Decrease in other assets                                       8               34
    (Increase) decrease in inventory                            (194)             658
    (Decrease) increase in accounts payable                     (223)             219
    (Decrease) increase in accrued expenses                     (501)             140
                                                             -------          -------


    Net cash (used in) provided by operating activities           (2)           1,170
                                                             -------          -------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                           (141)           (191)
                                                             -------          -------

    Net cash used in investing activities                       (141)           (191)
                                                             -------          -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from (repayments to) DePuy                            194          (1,006)
  Book overdraft                                                 145              82
                                                             -------         -------

    Net cash provided by (used in) financing activities          339            (924)
                                                             -------         -------

Net change in cash                                               196              55

Cash, beginning of period                                         --               2
                                                             -------         -------

  Cash, end of period                                        $   196         $    57
                                                             =======         =======

                   The accompanying notes are an integral part
                    of these combined financial statements.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.     BACKGROUND AND DESCRIPTION OF BUSINESS

       Johnson & Johnson is negotiating the sale of the net assets, consisting principally of inventory, property, plant and equipment, plus certain rights and intellectual property, of the bracing and soft supports business of DePuy Orthopaedic Technology, Inc.

       Orthopedic Technology, Inc. ("Orthopedic Technology") was a separate, public entity from 1993 (year of initial public offering) through March 1996. In March 1996, Orthopedic Technology was purchased by DePuy, Inc. ("DePuy"). Shortly after the acquisition in 1996, the existing DePuy sports medicine business, which had products in the bracing and soft support business, was combined with Orthopaedic Technology and the resulting business was renamed DePuy Orthopaedic Technology, Inc. ("OrthoTech"). Subsequently, on October 29, 1998, Johnson & Johnson acquired DePuy in a purchase business combination, and the existing Johnson & Johnson bracing and soft supports products (the "J&J Business") were transferred to OrthoTech as of January 1, 1999. As a result of these transactions, OrthoTech became an integrated operation of DePuy, which is a wholly-owned subsidiary of Johnson & Johnson. The accompanying combined financial statements exclude the operations of an arthroscopy business of OrthoTech, which was transferred to another operation of Johnson & Johnson on January 1, 2000, as well as a casting business which is not part of the sale described above. Accordingly, the accompanying combined financial statements of OrthoTech present an aggregation of the bracing and soft supports operations of DePuy, as well as the J&J Business.

       OrthoTech engages in the development, manufacturing and marketing of bracing and soft supports products which assist in the treatment of both hard and soft tissue injury management. OrthoTech's primary markets are North America, Europe and the Asia Pacific Region. OrthoTech sells its products through Johnson & Johnson and DePuy affiliated companies outside of the U.S. market.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION
       In the opinion of management, the accompanying unaudited combined financial statements contain all adjustments necessary for a fair statement of the combined financial position of OrthoTech as of March 31, 2000 and the combined results of their operations and their cash flows for the three months ended March 31, 2000 and 1999. Such adjustments are generally of a normal recurring nature and include adjustments to certain accruals and reserves to appropriate levels.

       The unaudited combined quarterly financial statements contained herein should be read in conjunction with the combined annual financial statements and related notes thereto for the year ended December 31, 1999.

       As an integrated operation of DePuy, and an indirect wholly-owned subsidiary of Johnson & Johnson, OrthoTech did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. Accordingly, the accompanying unaudited combined financial statements have been derived by

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       extracting the assets, liabilities and revenues and expenses of OrthoTech from the consolidated assets, liabilities and revenues and expenses of DePuy and Johnson & Johnson. The accompanying unaudited combined financial statements reflect assets, liabilities, revenues and expenses directly attributable to OrthoTech as well as allocations deemed reasonable by management to present the combined results of their operations for the three month periods ended March 31, 2000 and 1999 on a stand alone basis. The allocation methodologies have been described within the respective notes and management considers the allocations to be reasonable. However, the combined financial position, results of operations and their cash flows of OrthoTech may differ from those that may have been achieved had OrthoTech operated autonomously or as an entity independent of DePuy and Johnson & Johnson. In addition, due to the reliance of the OrthoTech business on Johnson & Johnson and DePuy, the historical operating results may not be indicative of future results.

       There was no direct interest expense incurred by OrthoTech therefore, no interest expense has been reflected in the combined financial statements.

       All significant accounts and transactions within OrthoTech have been eliminated.

       RISKS AND UNCERTAINTIES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

       CASH

       OrthoTech participates in DePuy's cash pooling arrangements, under which cash balances are cleared automatically to a central account. All transactions between OrthoTech and DePuy have been accounted for as settled in cash at the time such transactions were recorded by OrthoTech.

       COMPREHENSIVE INCOME

       In accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", components of other comprehensive income (loss) consist of the following:

                                              FOR THE THREE
                                               MONTHS ENDED
                                           MARCH 31,    MARCH 31,
                                             2000         1999
Net income (loss)                            $(5)         $50
Other comprehensive income
 Currency translation adjustments              3            6
                                             ---          ---
   Total comprehensive income (loss)         $(2)         $56
                                             ---          ---

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

3.     TRANSACTIONS WITH JOHNSON & JOHNSON AND DEPUY

       OrthoTech relies on Johnson & Johnson and DePuy for certain services, including treasury, cash management, employee benefits, tax compliance, risk management, internal audit, financial reporting and general corporate services. Although certain expenses related to services have been allocated to OrthoTech, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements may not have been the same as those that would have occurred had OrthoTech been an independent entity. A description of the related party transactions follows:

       SALES OF PRODUCTS

       OrthoTech sells its products through Johnson & Johnson and DePuy affiliated companies outside of the U.S. market. Net sales for such products were $798 and $1,084 for the three months ended March 31, 2000 and 1999, respectively.

       ALLOCATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

       Effective January 1, 2000, J&J began allocating certain costs to OrthoTech. These costs include insurance, fringe benefits (principally pension and postretirement benefits), legal, payroll, accounts payable, and certain other administrative costs. Such costs have been allocated to OrthoTech based upon headcount and sales, and amounted to $870 for the three months ended March 31, 2000. Management believes these allocations are reasonable. Prior to January 1, 2000, these cost were incurred and paid by OrthoTech.

       OrthoTech has been allocated a portion of the costs of the DePuy central support functions. These costs include central departments, notably legal, tax, treasury, finance, business development, and human resources. Such costs have been allocated to OrthoTech based upon OrthoTech's sales to third parties, relative to total DePuy sales to third parties. Such amounts were $56 and $61 for the three months ended March 31, 2000 and 1999, respectively. Management believes these allocations are reasonable.

       In addition, OrthoTech has been allocated a portion of the selling, general and administrative expenses of the Johnson & Johnson and DePuy affiliates outside of the U.S. that sold OrthoTech's products. Such amounts were $263 and $356 for the three months ended March 31, 2000 and 1999, respectively. These amounts have been allocated based upon OrthoTech's sales to third parties, relative to total DePuy sales to third parties. Management believes these allocations are reasonable.

       The total allocated selling, general and administrative expenses described above are separately identified on the combined statements of operations.

       INVESTED EQUITY

       Invested equity consists of capital contributions by DePuy and Johnson & Johnson, borrowings and repayments to DePuy and Johnson & Johnson, retained earnings/deficit and the cumulative translation adjustment.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

       INTERCOMPANY ACCOUNT WITH DEPUY

       The average intercompany balance outstanding for the three month periods ended March 31, 2000 and 1999 was a net payable due to DePuy of $2,507 and $2,473, respectively.

       INCOME TAXES

       OrthoTech is not a separate taxable entity in any jurisdiction. Rather, OrthoTech's taxable income is included in consolidated income tax returns of Johnson & Johnson in most jurisdictions. However, for purposes of these unaudited combined financial statements, the provision for income taxes has been computed on a separate return basis using estimated annual effective tax rates in various tax jurisdictions. Effective tax rates were 101.3% and 80.7% for the three month periods ended March 31, 2000 and 1999, respectively. Current income taxes are considered to have been paid or charged to Johnson & Johnson.

4.     INVENTORIES

       Inventories consist of the following:

                          (UNAUDITED)
                             AS OF      AS OF
                           MARCH 31,  DECEMBER 31,
                             2000       1999
        Raw materials       $4,028     $3,566
        Work-in-process         42         75
        Finished goods       3,327      3,562
                            ------     ------
                            $7,397     $7,203
                            ======     ======


5.     CONCENTRATION OF CREDIT RISK

       OrthoTech sells its products to physicians, hospitals and clinics located throughout North America, Europe and the Asia Pacific Region.

       Concentrations of credit risk with respect to trade receivables are limited due to the large numbers of customers comprising OrthoTech's customer base. No one customer represents more than 10% of sales or receivables. Ongoing credit evaluations of customers' financial conditions are performed, and, generally, no collateral is required. OrthoTech maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

6.     GEOGRAPHIC AREAS

       Information about OrthoTech's operations by geographic area for the three months ended March 31, 2000 and 1999 are shown below:

                                                                  OPERATING
                                                      SALES TO      INCOME
       THREE MONTHS ENDED MARCH 31, 2000              CUSTOMERS     (LOSS)
North America                                          $11,858     $   254
Europe                                                     441          85
Asia Pacific                                                87           2
Rest of the World                                           20          (2)
                                                       -------     --------

  Total                                                $12,406     $   339
                                                       =======     =======

                                                                   OPERATING
                                                       SALES TO      INCOME
THREE MONTHS ENDED MARCH 31, 1999                     CUSTOMERS      (LOSS)
North America                                          $11,334     $   146
Europe                                                     769         112
Asia Pacific                                                55           3
Rest of the World                                           24          (2)
                                                       -------     --------

  Total                                                $12,182     $   259
                                                       =======     =======

7.     CONTINGENCIES

       In the normal course of business, OrthoTech is party to claims and disputes. OrthoTech has provided for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that none of them, individually or in the aggregate, will have a material adverse effect on OrthoTech's combined financial position, results of operations or cash flows.

8.     SUBSEQUENT EVENTS

       On May 17, 2000, DePuy entered into a letter of exclusivity and term sheet with a Buyer in which the Buyer agreed to purchase the inventory, property, plant and equipment, plus certain rights and intellectual property of the bracings and soft supports business of OrthoTech. The sale is expected to be completed in the second quarter of 2000.

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Johnson & Johnson:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and changes in invested equity, and combined statements of cash flows present fairly, in all material respects, the combined financial position of DePuy Orthopaedic Technology, Inc. ("OrthoTech"), an integrated operation of DePuy, Inc. ("DePuy"), which is a wholly-owned subsidiary of Johnson & Johnson as described in Note 1 to the combined financial statements, as of December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, in conformity with accounting principles generally accepted in the United States. These combined financial statements are the responsibility of OrthoTech's management; our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

OrthoTech is a fully integrated operation of DePuy, which is a wholly-owned subsidiary of Johnson & Johnson. Consequently, as indicated in Note 2, these combined financial statements have been derived from the consolidated financial statements and accounting records of Johnson & Johnson and DePuy and reflect significant assumptions and allocations. Moreover, as indicated in Note 3, OrthoTech relies on DePuy for administrative, management and other services. The financial position, results of operations and cash flows of OrthoTech could differ from those that would have resulted had OrthoTech operated autonomously or as an entity independent of Johnson & Johnson and DePuy.

/s/ PRICEWATERHOUSECOOPERS LLP

April 19, 2000

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 1999 AND 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                           AS OF
                                                        DECEMBER 31,
                                                      -----------------
                                                        1999     1998
                                                      -------   -------
ASSETS
  Current assets
    Cash                                              $    --   $     2
    Accounts receivable, less allowances ($2,202
      and $1,084 in 1999 and 1998, respectively)       10,332     6,983
    Inventories                                         7,203     7,460
    Deferred income taxes                               1,761     2,140
    Other current assets                                   52        90
                                                      -------   -------
      Total current assets                             19,348    16,675

  Property, plant and equipment, net                    3,577     3,356
  Goodwill and other identifiable intangibles
    assets, net                                        48,135    50,179
  Deferred income taxes                                   272       254
  Other assets                                             45        44
                                                      -------   -------
      Total assets                                    $71,377   $70,508
                                                      =======   =======

LIABILITIES AND INVESTED EQUITY
  Current liabilities
    Accounts payable                                  $ 1,354   $ 1,828
    Book overdraft                                        539        --
    Accrued liabilities                                 2,291     2,414
                                                      -------   -------
     Total current liabilities                          4,184     4,242

    Invested equity                                    67,193    66,266
                                                      -------   -------
     Total liabilities and invested equity            $71,377   $70,508
                                                      =======   =======


                     The accompanying notes are an integral
                  part of these combined financial statements.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN INVESTED EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE
PERIOD OCTOBER 29, 1998 THROUGH DECEMBER 31, 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------


                                                  FOR THE      FOR THE PERIOD
                                                 YEAR ENDED    OCTOBER 29, 1998
                                                DECEMBER 31,       THROUGH
                                                   1999        DECEMBER 31, 1998
                                                ------------   -----------------

Net sales                                         $48,423           $ 8,046
Cost of goods sold (1998 includes $1,891 of
  inventory write-offs for restructuring)          27,019             7,241
                                                  -------          --------
  Gross profit                                     21,404               805

Selling, general and administrative expenses       16,069             2,828
Research and development expense                      286                34
Amortization expense                                2,044               341
Allocated expenses (Note 3)                         1,498               302
Restructuring charges (Note 9)                          -             1,500
                                                 --------          --------
                                                   19,897             5,005

Income (loss) before provision/(benefit)
  for income taxes                                  1,507            (4,200)
Provision/(benefit) for income taxes                1,406            (1,485)
                                                  -------          --------
Net income (loss)                                 $   101           $(2,715)
                                                  -------           -------
Invested equity - beginning of period             $66,266           $68,324
Advances from (repayments to) DePuy                   803               660
Currency translation adjustment                        23                (3)
                                                  -------           -------
Invested equity - end of period                   $67,193           $66,266
                                                  -------           -------

    The accompanying notes are an integral part of these combined financial statements.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE
PERIOD OCTOBER 29, 1998 THROUGH DECEMBER 31, 1998
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                FOR THE
                                                            FOR THE             PERIOD
                                                           YEAR ENDED        OCTOBER 29, 1998
                                                           DECEMBER 31,          THROUGH
                                                               1999           DECEMBER 31, 1998
                                                           -------------       -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                       $   101              $(2,715)
     Adjustments to reconcile net income (loss) to net cash
          provided by operating activities
          Depreciation                                           629                   89
          Amortization                                         2,044                  341
          Deferred income taxes                                  361               (1,832)
          Provision for accounts receivable                    1,118                  114
          Provisions for restructuring                            --                1,500
          Loss on disposal of property and equipment               6                   --
     Changes in operating assets and liabilities
          (Increase) decrease in accounts receivable          (4,467)                 244
          Decrease (increase) in other assets                     37                  (63)
          Decrease in inventory                                  257                2,150
          (Decrease) increase in accounts payable               (474)                 189
          (Decrease) in accrued expenses                        (123)                (770)
                                                             -------              -------
          Net cash used in operating activities                 (511)                (753)
                                                             -------              -------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                        (833)                (116)
                                                             -------              -------
          Net cash used in investing activities                 (833)                (116)
                                                             -------              -------
CASH FLOWS FROM FINANCING ACTIVITIES
     Advances from DePuy                                         803                  660
     Book overdraft                                              539                   --
                                                             -------              -------
          Net cash provided by financing activities            1,342                  660
                                                             -------              -------
Net change in cash                                                (2)                (209)
Cash, beginning of period                                          2                  211
                                                             =======              =======
Cash, end of period                                               --                    2
                                                             =======              =======

    The accompanying notes are an integral part of these combined financial statements.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.   BACKGROUND AND DESCRIPTION OF BUSINESS

     Johnson & Johnson is negotiating the sale of the net assets, consisting principally of inventory, property, plant and equipment, plus certain rights and intellectual property, of the bracing and soft supports business of DePuy Orthopaedic Technology, Inc.

     Orthopedic Technology, Inc. ("Orthopedic Technology") was a separate, public entity from 1993 (year of initial public offering) through March 1996. In March 1996, Orthopedic Technology was purchased by DePuy, Inc. ("DePuy"). Shortly after the acquisition in 1996, the existing DePuy sports medicine business, which had products in the bracing and soft support business, was combined with Orthopaedic Technology and the resulting business was renamed DePuy Orthopaedic Technology, Inc. ("OrthoTech"). Subsequently, on October 29, 1998, Johnson & Johnson acquired DePuy in a purchase business combination, and the existing Johnson & Johnson bracing and soft supports products (the "J&J Business") were transferred to OrthoTech as of January 1, 1999. As a result of these transactions, OrthoTech became an integrated operation of DePuy, which is a wholly-owned subsidiary of Johnson & Johnson. The accompanying combined financial statements exclude the operations of an arthroscopy business of OrthoTech, which was transferred to another operation of Johnson & Johnson on January 1, 2000, as well as a casting business which is not part of the sale described above. Accordingly, the accompanying combined financial statements of OrthoTech present an aggregation of the bracing and soft supports operations of DePuy, as well as the J&J Business, effective October 29, 1998 (the date upon which the combined business being sold was under common control). Refer to Note 2 for additional details.

     OrthoTech engages in the development, manufacturing and marketing of bracing and soft supports products which assist in the treatment of both hard and soft tissue injury management. OrthoTech's primary markets are North America, Europe and the Asia Pacific Region. OrthoTech sells its products through Johnson & Johnson and DePuy affiliated companies outside of the U.S. market.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     As described in Note 1, the businesses that comprise OrthoTech were not under common management control during the entire three year period ended December 31, 1999. Accordingly, the combined financial statements of OrthoTech presented herein represent the business being sold for the period they were under common control (Johnson & Johnson's acquisition of DePuy on October 29, 1998). Separate financial statements of OrthoTech and separate financial statements of the J&J Business have been prepared for the period prior to Johnson & Johnson acquiring DePuy on October 29, 1998 as follows:

     a. Separate financial statements have been prepared which depict the results of operations and cash flows of OrthoTech for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997 which represents the period OrthoTech was controlled by DePuy (prior to Johnson & Johnson acquiring DePuy).

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

        b. Separate financial statements have been prepared to depict the revenues and direct expenses of the J&J Business for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997. This represents the period in which the bracing and soft supports business, which was later transferred to OrthoTech and is part of the net assets being sold, was owned directly by Johnson & Johnson.

        As an integrated operation of DePuy, and an indirect wholly-owned subsidiary of Johnson & Johnson, OrthoTech did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. Accordingly, the accompanying combined financial statements have been derived by extracting the assets, liabilities and revenues and expenses of OrthoTech from the consolidated assets, liabilities and revenues and expenses of DePuy and Johnson & Johnson. The accompanying combined financial statements reflect assets, liabilities, revenues and expenses directly attributable to OrthoTech as well as allocations deemed reasonable by management to present the combined financial position of OrthoTech at December 31, 1999 and 1998, and the combined results of their operations and cash flows for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998 on a stand alone basis. The allocation methodologies have been described within the respective notes and management considers the allocations to be reasonable. However, the combined financial position, results of operations and cash flows of OrthoTech may differ from those that may have been achieved had OrthoTech operated autonomously or as an entity independent of DePuy and Johnson & Johnson. In addition, due to the reliance of the OrthoTech business on Johnson & Johnson and DePuy, the historical operating results may not be indicative of future results.

        There was no direct interest expense incurred by OrthoTech therefore, no interest expense has been reflected in the combined financial statements.

        All significant accounts and transactions within OrthoTech have been eliminated.

        RISKS AND UNCERTAINTIES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

        REVENUE RECOGNITION

        Revenues from product sales are recognized when goods are shipped and title and risk of loss passes to customers.

        CASH

        OrthoTech participates in DePuy's cash pooling arrangements, under which cash balances are cleared automatically to a central account. All transactions between OrthoTech and DePuy have been accounted for as settled in cash at the time such transactions were recorded by OrthoTech.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

        PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are stated at cost. OrthoTech utilizes the straight-line method of depreciation over the estimated useful lives of the assets:

        Leasehold improvements          Shorter of life of lease or 15 years
        Machinery and equipment         3-10 years

        Gains and losses on disposals are included in selling, general and administrative expense. Major additions and betterments are capitalized, whereas maintenance and repairs are expensed as incurred.

        INTANGIBLE ASSETS

        The goodwill reflected in these combined financial statements relates to the acquisition of DePuy by Johnson & Johnson and is being amortized on a straight-line basis over a period of 40 years. Values assigned to other identifiable intangible assets, consisting of the trademarks and OrthoTech's existing products, are being amortized on a straight-line basis over a period of 40 years and 20 years, respectively.

        LONG-LIVED ASSETS

        OrthoTech continually evaluates the carrying value of its long-lived assets, including intangibles, for impairment. Any impairments would be recognized when the expected future operating cash flows derived from such intangible assets is less than their carrying value.

        INVENTORIES

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

        FOREIGN CURRENCY TRANSLATION

        The local currencies of OrthoTech's international operations represent their respective functional currencies. Assets and liabilities of foreign operations are translated from their respective local currencies to U.S. dollars using exchange rates in effect at the corresponding balance sheet dates. Income statement and cash flow amounts are translated using the average exchange rates in effect during the period. Adjustments resulting from the translation of foreign currency financial statements have been included in invested equity. Gains and losses resulting from foreign currency transactions are included in the results of operations and are immaterial to the periods presented.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

     COMPREHENSIVE INCOME

     In accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," components of other comprehensive income/(loss) consist of the following:

                                                            FOR THE
                                                             PERIOD
                                                           OCTOBER 29,
                                        FOR THE               1998
                                       YEAR ENDED           THROUGH
                                       DECEMBER 31,        DECEMBER 31,
                                          1999                1998
Net income/(loss)                         $101               $(2,715)
Other comprehensive income
  Currency translation adjustments          23                    (3)
                                          ----               -------
    Total comprehensive income/(loss)     $124               $(2,718)
                                          ====               =======

     ADVERTISING

     Costs associated with advertising are expensed in the year incurred. Advertising expenses, which are comprised of print media, television and radio advertising, were $74 and $45 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, respectively.

     RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

3.   TRANSACTIONS WITH JOHNSON & JOHNSON AND DEPUY

     OrthoTech relies on Johnson & Johnson and DePuy for certain services, including treasury, cash management, employee benefits, tax compliance, risk management, internal audit, financial reporting and general corporate services. Although certain expenses related to services have been allocated to OrthoTech, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements may not have been the same as those that would have occurred had OrthoTech been an independent entity. A description of the related party transactions follows:

     SALES OF PRODUCTS

     OrthoTech sells its products through Johnson & Johnson and DePuy affiliated companies outside of the U.S. market. Net sales for such products were $3,816 and $655 for the year ended December 31, 1999 and the period from October 29, 1998 through December 31, 1998, respectively.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

     ALLOCATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     OrthoTech has been allocated a portion of the costs of the DePuy central support functions. These costs include central departments, notably legal, tax, treasury, finance, business development, and human resources. Such costs have been allocated to OrthoTech based upon OrthoTech's sales to third parties, relative to total DePuy sales to third parties. Such amounts were $243 and $73 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, respectively. Management believes these allocations are reasonable.

     In addition, OrthoTech has been allocated a portion of the selling, general and administrative expenses of the Johnson & Johnson and DePuy affiliates outside of the U.S. that sold OrthoTech's products. Such amounts were $1,255 and $229 for the year ended December 31, 1999 and for the period October 29, 1998 through December 31, 1998, respectively. These amounts have been allocated based upon OrthoTech's sales to third parties, relative to total DePuy sales to third parties. Management believes these allocations are reasonable.

     The total allocated selling, general and administrative expenses described above are separately identified on the combined statements of operations.

     INVESTED EQUITY

     Invested equity consists of capital contributions by DePuy and Johnson & Johnson, borrowings and repayments to DePuy and Johnson & Johnson, retained earnings/deficit and the cumulative translation adjustment.

     INTERCOMPANY ACCOUNT WITH DEPUY

     The average intercompany balance outstanding for the year ended December 31, 1999 and for the period October 29, 1998 through December 31, 1998 was a net payable due to DePuy of $5,244 and a net receivable due from DePuy of $13,364, respectively.

     PENSIONS

     Eligible OrthoTech employees are provided with pension benefits through a noncontributory defined contribution plan which covers substantially all non-union employees of DePuy in the United States. This plan provides for targeted benefits based on the employee's average compensation in the years preceding retirement. In general, DePuy's policy is to contribute actuarially determined amounts that are expected to be sufficient to meet projected benefit payment requirements.

     Employees of DePuy's international subsidiaries are covered by various pension benefit arrangements, some of which are considered to be defined benefit plans for financial reporting purposes. Funding policies are based on legal requirements, tax considerations and local practices.

     Since the aforementioned pension arrangements are part of certain DePuy employee benefit plans, no discrete actuarial data is available for the portion allocable to OrthoTech. Therefore, no liability or asset is reflected in the accompanying combined financial statements. OrthoTech has been allocated pension costs based upon participant employee headcount. Net pension expense included in the accompanying combined financial statements was $284 and $31 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, respectively.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------


POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

Certain OrthoTech employees are covered under DePuy's unfunded postretirement health care benefit plans. In general, DePuy pays a defined portion of an eligible retiree's health care premium. The plans are contributory based on years of services, with contributions adjusted annually.

Since the aforementioned postretirement benefit arrangements are part of certain DePuy benefit plans, no discrete actuarial data is available for the portion allocable to OrthoTech. Therefore, no asset or liability is reflected in the accompanying combined financial statements. OrthoTech has been allocated postretirement benefit costs based upon participant employee headcount. Net postretirement benefit expense included in the accompanying combined financial statements was $159 and $17 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, respectively.

SAVINGS PLAN

Under an employee savings plan sponsored by DePuy, non-union employees of OrthoTech in the United States may contribute up to 11% of their compensation, subject to certain limitations. DePuy matches 100% of an employees' contribution up to 4% of their compensation. Matching contributions made by DePuy and expensed were $315 and $55 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, respectively.

STOCK BASED COMPENSATION

For the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998, certain employees of OrthoTech participated in certain Johnson & Johnson sponsored share option and long-term share incentive plans. Stock options expire 10 years from the date they are granted and vest over service periods that range from one to six years. All options granted are valued at current market price.

A summary of the status of OrthoTech's participation in Johnson & Johnson's stock option plans as of December 31, 1999 and December 31, 1998 and changes during the period ending on those dates, is presented below:

                                                       WEIGHTED
                                                        AVERAGE
                                         OPTIONS       EXERCISE
                                       OUTSTANDING      PRICE
                                       -----------     --------
Balance at October 29, 1998                      -     $      -
Option granted                              15,350        80.31
Options exercised                                -            -
Options cancelled/forfeited                      -            -
                                       -----------     --------

Balance at December 31, 1998                15,350        80.31
Options granted                             12,550       100.16
Options exercised                                -            -
Options cancelled/forfeited                  2,000        80.31
                                       -----------     --------
Balance at December 31, 1999                25,900     $  89.93
                                       ===========     ========


DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

The following table summarized stock options outstanding and exercisable at December 31, 1999:

                    OUTSTANDING                                EXERCISABLE
                                            AVERAGE                   AVERAGE
 EXERCISE                       AVERAGE     EXERCISE                  EXERCISE
PRICE RANGE         OPTIONS      LIFE        PRICE        OPTIONS      PRICE

$ 80.31              13,350       8.9       $ 80.31            --      $   --
$100.16              12,550       9.9        100.16            --          --
                     ------       ---       -------        ------      ------
$80.31 - $100.16     25,900       9.4       $ 89.93            --      $   --
                     ======       ===       =======        ======      ======

Johnson & Johnson applies the provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," that calls for companies to measure employee stock compensation expense based on the fair value method of accounting. However, as allowed by the Statement, Johnson & Johnson elected continued use of Accounting Principle Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," with pro forma disclosure of net income determined as if the fair value method had been applied in measuring compensation cost. Had the fair value method been applied, net (loss) income would have been adjusted to the amounts indicated below:

                                                       FOR THE PERIOD
                                      FOR THE         OCTOBER 29, 1998
                                     YEAR ENDED           THROUGH
                                    DECEMBER 31,        DECEMBER 31,
                                        1999                1998

Net income (loss) - as reported        $ 101             $ (2,715)
Net income (loss) - as adjusted        $  63             $ (2,718)

Compensation cost for the determination of "net income (loss) - as adjusted" were estimated using the Black-Scholes option pricing model and the following assumptions:

                                                       FOR THE PERIOD
                                      FOR THE         OCTOBER 29, 1998
                                     YEAR ENDED           THROUGH
                                    DECEMBER 31,        DECEMBER 31,
                                        1999                1998

Risk free interest rate                  6.35%                 4.47%
Expected volatility                     24.00%                22.00%
Expected dividend yield                  1.13%                 1.30%
Expected life                        5.0 years             5.0 years

The weighted average fair value of options granted in the year ended December 31, 1999 and the period from October 29, 1998 through December 31, 1998 was $30.21 and $19.61, respectively.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     INCOME TAXES
     OrthoTech is not a separate taxable entity in any jurisdiction. Rather, the OrthoTech's taxable income is included in consolidated income tax returns of Johnson & Johnson in most jurisdictions. However, for purposes of these combined financial statements, the provision for income taxes has been computed on a separate return basis. Current income taxes are considered to have been paid or charged to Johnson & Johnson. The principal components of deferred taxes are related to depreciation and amortization of fixed assets and intangibles, and the impact of certain costs and accruals not currently deductible.

4.   JOHNSON & JOHNSON ACQUISITION OF DEPUY

     On October 29, 1998, Johnson & Johnson completed its acquisition of DePuy. The excess of purchase price over the estimated fair value of net tangible assets acquired has been allocated to identifiable intangibles and goodwill in the consolidated financial statements of Johnson & Johnson. Included in the purchase price allocations from the acquisition of DePuy were the following intangible assets relating to OrthoTech:

     Intangible assets
          Goodwill                                     $11,467
          Existing OrthoTech products                   31,256
          Trademarks                                     7,797
                                                       -------
          Total                                        $50,520
                                                       =======

5.   INVENTORIES

     Inventories consist of the following:

                                                AS OF
                                             DECEMBER 31,
                                          1999         1998

     Raw materials                       $3,566       $4,102
     Work-in-process                         75          120
     Finished goods                       3,562        3,238
                                         ------       ------
                                         $7,203       $7,460
                                         ======       ======

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

6.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following

                                                AS OF
                                             DECEMBER 31,
                                          1999         1998

     Leasehold improvements              $  581       $  279
     Machinery and equipment              3,723        3,070
     Construction in progress                --           78
                                         ------       ------
                                         $4,304       $3,427
     Less: Accumulated depreciation        (727)         (71)
                                         ------       ------
                                         $3,577       $3,356
                                         ------       ------

     Depreciation expense amounted to $629 and $89 for the year ended December 31, 1999 and for the period from October 29, 1998 through December 31, 1998, respectively.

7.   INCOME TAXES

     The provision for income taxes was calculated by applying statutory tax rates to the reported pretax income after considering permanent items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of Johnson & Johnson, which are related to OrthoTech.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     The effective income tax rate differs from the statutory Federal income tax rate for the following reasons:

                                                                      FOR THE PERIOD
                                                       FOR THE       OCTOBER 29, 1998
                                                      YEAR ENDED         THROUGH
                                                      DECEMBER 31,      DECEMBER 31,
                                                         1999              1998
U.S.                                                    $1,078           $(4,265)
Foreign                                                    429                65
                                                        ------           -------
  Income/(loss) before provision/(benefit) for
    income taxes                                         1,507            (4,200)
                                                        ------           -------
    Statutory taxes                                     $  527           $(1,470)
                                                        ------           -------
Tax rates:
  Statutory Federal income tax rate                       35.0%            (35.0)%
  Goodwill amortization not deductible                    48.0%              2.8 %
  State and local taxes, net of Federal tax benefit        2.8%              3.8 %
  Other                                                    7.5%             (7.0)%
                                                        ------           -------
    Effective income tax rate                             93.3%            (35.4)%
                                                        ======           =======

     Other consists principally of non-deductible business meal and entertainment expenses and tax differences related to foreign operations.

     Deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates to differences between the financial reporting and the tax basis of existing assets and liabilities. The more significant temporary differences giving rise to deferred tax assets and liabilities are as follows:

                                               AS OF                  AS OF
                                          DECEMBER 31, 1999      DECEMBER 31, 1998
                                         ASSETS   LIABILITIES   ASSETS   LIABILITIES
Reserves                                 $1,130                  $1,354
Accruals                                    313                     312
Intangibles                                 525                     525
Depreciation                                         $(297)                 $(215)
Other                                       362                     418
                                         ------      -----       ------     -----
    Total deferred income taxes          $2,330      $(297)      $2,609     $(215)
                                         ======      =====       ======     =====

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

8.   INTANGIBLE ASSETS

     Components of net intangible assets were:


                                                      AS OF
                                                  DECEMBER 31,
                                              1999           1998
     Goodwill                                $11,467        $11,467
     Trademarks                                7,797          7,797
     Existing OrthoTech products              31,256         31,256
                                             -------        -------
                                              50,520         50,520

     Less: Accumulated amortization           (2,385)          (341)
                                             -------        -------
                                             $48,135        $50,179
                                             =======        =======

     Amortization expense was $2,044 and $341 for the year ended December 31, 1999 and for the period October 29, 1998 through December 31, 1998, respectively.

9.   RESTRUCTURING CHARGES

     In the fourth quarter of 1998, Johnson & Johnson approved a plan to reconfigure its global network of manufacturing and operating facilities with the objective of enhancing operating efficiencies. The estimated cost of this plan was $613 million which was reflected in the 1998 consolidated financial statements of Johnson & Johnson (cost of sales ($60 million), and restructuring charge ($553 million)). The charge consisted of employee separation costs of $161 million, assets impairments of $322 million, impairments of intangibles of $52 million, and other exit cost of $78 million.

     Restructuring charges which were included in the overall $613 million charge taken by Johnson and Johnson that related to OrthoTech included:

                                             FOR THE PERIOD
                                              OCTOBER 29,
                                              1998 THROUGH
                                              DECEMBER 31,
                                                  1998

     Inventory write-off's                       $1,891
     Write-off of intangible assets               1,500
                                                 ------
     Total                                       $3,391
                                                 ======

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

        Inventory write-off's represent costs to exit business related to certain bracing and soft supports products. The write-off of intangible assets consists of the net book value of a patent related to a product which was discontinued.

10.     RENTAL EXPENSE AND LEASE COMMITMENTS

        Rental expense relating to OrthoTech's administrative building and land under an operating lease amounted to approximately $505 and $84 for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998.

        The approximate minimum rental payments required under the operating lease that has initial or remaining noncancellable lease terms in excess of one year at December 31, 1999 are:


                2000                            $  505
                2001                               505
                2002                               505
                2003                               505
                2004                               505
                Thereafter                       6,521
                                                ------
                                                $9,046
                                                ======

11.     CONCENTRATION OF CREDIT RISK

        OrthoTech sells its products to physicians, hospitals and clinics located throughout North America, Europe and the Asia Pacific Region.

        Concentrations of credit risk with respect to trade receivables are limited due to the large numbers of customers comprising OrthoTech's customer base. No one customer represents more than 10% of sales or receivables. Ongoing credit evaluations of customers' financial conditions are performed, and, generally, no collateral is required. OrthoTech maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

23.     GEOGRAPHIC AREAS

        Information about OrthoTech's operations by geographic area for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998 are shown below:

                                                SALES TO      OPERATING         TOTAL
        YEAR ENDED DECEMBER 31, 1999            CUSTOMERS       INCOME          ASSETS
        North America                           $45,610         $   995         $70,643
        Europe                                    2,452             489             669
        Asia Pacific                                267              17              55
        Rest of the World                            94               6              10
                                                -------         -------         -------
                Total                           $48,423         $ 1,507         $71,377
                                                =======         =======         =======


        PERIOD OCTOBER 29, 1998 THROUGH         SALES TO      OPERATING         TOTAL
        DECEMBER 31, 1998                       CUSTOMERS   INCOME (LOSS)       ASSETS
        North America                           $ 7,566         $(4,259)        $69,737
        Europe                                      411              44             712
        Asia Pacific                                 58              14              53
        Rest of the World                            11               1               6
                                                -------         -------         -------
                Total                           $ 8,046         $(4,200)        $70,508
                                                =======         =======         =======

13.     CONTINGENCIES

        In the normal course of business, OrthoTech is party to claims and disputes. OrthoTech has provided for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that none of them, individually or in the aggregate, will have a material adverse effect on OrthoTech's combined financial position, results of operations or cash flows.

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Johnson & Johnson

In our opinion, the accompanying statements of operations and changes in invested equity, and statements of cash flows present fairly, in all material respects, the results of operations and cash flows of DePuy Orthopaedic Technology, Inc. ("OrthoTech"), an integrated operation of DePuy, Inc., as described in Note 1, for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of OrthoTech's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

For the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997, OrthoTech was a fully integrated operation of DePuy. Consequently, as indicated in Note 2, these statements have been derived from the consolidated financial statements and accounting records of DePuy and reflect significant assumptions and allocations. Moreover, as indicated in Note 3, OrthoTech relied on DePuy for administrative, management and other services. The results of operations and cash flows of OrthoTech could differ from those that would have resulted had OrthoTech operated autonomously or as an entity independent of DePuy.


/s/ PRICEWATERHOUSECOOPERS LLP


April 19, 2000

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

STATEMENTS OF OPERATIONS AND CHANGES IN INVESTED EQUITY
FOR THE PERIOD JANUARY 1, 1998 THROUGH OCTOBER 28, 1998 AND
FOR THE YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                              FOR THE
                                               PERIOD                FOR THE
                                           JANUARY 1, 1998         YEAR ENDED
                                               THROUGH            DECEMBER 31,
                                          OCTOBER 28, 1998            1997
Net sales                                      $32,863               $38,846
Cost of goods sold                              18,190                21,281
                                               -------               -------
  Gross profit                                  14,673                17,565

Selling, general and administrative
  expenses                                      10,932                12,795
Research and development expenses                  173                   323
Amortization expense                             1,163                 1,389
Allocated expenses from DePuy (Note 3)             749                   792
                                               -------               -------
                                                13,017                15,299
                                               -------               -------
Income before provision for income taxes         1,656                 2,266
Provision for income taxes                       1,061                 1,434
                                               -------               -------
  Net income                                   $   595               $   832
                                               =======               =======
Invested equity - beginning of period          $51,418               $52,714
Advances from (repayments to) DePuy             (1,513)               (2,089)
Currency translation adjustment                     (2)                  (39)
                                               -------               -------
  Invested equity - end of period              $50,498               $51,418
                                               -------               -------


The accompanying notes are an integral part of these financial statements.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

STATEMENTS OF CASH FLOWS
FOR THE PERIOD JANUARY 1, 1998 THROUGH OCTOBER 28, 1998 AND
FOR THE YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                    FOR THE
                                                     PERIOD           FOR THE
                                                 JANUARY 1, 1998     YEAR ENDED
                                                     THROUGH        DECEMBER 31,
                                                OCTOBER 28, 1998        1997
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                        $   595           $   832
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation                                        447               388
    Amortization                                      1,163             1,389
    Deferred income taxes                              (298)              (26)
    Provision for accounts receivable                   572               102
    Changes in operating assets and liabilities:
      Increase in accounts receivable                  (708)             (211)
      Decrease in other assets                           72               375
      (Increase) decrease in inventory                 (939)              295
      Increase in accounts payable                      121               327
      Increase in accrued expenses                      843                27
                                                    -------           -------
    Net cash provided by operating activities         1,868             3,498
                                                    -------           -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                  (756)             (620)
                                                    -------           -------
    Net cash used in investing activities              (756)             (620)
                                                    -------           -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments to DePuy                                (1,513)           (2,089)
  Book overdraft                                         --              (356)
                                                    -------           -------
    Net cash used in financing activities            (1,513)           (2,445)
                                                    -------           -------
Net change in cash                                     (401)              433
Cash, beginning of period                               612               179
                                                    -------           -------
    Cash, end of period                             $   211           $   612
                                                    -------           -------


   The accompanying notes are an integral part of these financial statements.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.   BACKGROUND AND DESCRIPTION OF BUSINESS

     Johnson & Johnson is negotiating the sale of the net assets, consisting principally of inventory, property, plant and equipment, plus certain rights and intellectual property, of the bracing and soft supports business of DePuy Orthopaedic Technology, Inc.

     Orthopedic Technology, Inc. ("Orthopedic Technology") was a separate, public entity from 1993 (year of initial public offering) through March 1996. In March 1996, Orthopedic Technology was purchased by DePuy, Inc. ("DePuy") in a purchase business combination. Shortly after the acquisition in 1996, the existing DePuy sports medicine business, which had products in the bracing and soft supports business, was combined with Orthopedic Technology and the resulting business was renamed DePuy Orthopaedic Technology, Inc. ("OrthoTech"). DePuy was formed as the result of a worldwide reorganization completed by its parent, Corange Limited ("Corange"), to realign its worldwide orthopaedic operations into a stand-alone entity in order to sell shares of the realigned entity to the public through an Initial Public Offering ("IPO"). The IPO occurred in October 1996 and approximately 16% of DePuy's shares were sold to the public.

     On May 24, 1997, the shareholders of Corange entered into an agreement to sell 100% of its shares to an indirect subsidiary of Roche Holding Ltd. ("Roche"), a multinational company. This transaction was finalized on March 5, 1998. As a result of this transaction, Roche held approximately 84% of DePuy. DePuy continued to operate as an independent organization until October 28, 1998.

     On October 29, 1998, Johnson & Johnson acquired DePuy, in a purchase business combination, and the existing Johnson & Johnson bracing and soft supports products (the "J&J Business") were transferred to OrthoTech as of January 1, 1999. As a result of these transactions, OrthoTech became an integrated operation of DePuy, which is a wholly-owned subsidiary of Johnson & Johnson. Refer to Note 2 for additional details.

     OrthoTech engages in the development, manufacturing and marketing of bracing and soft supports products which assist in the treatment of both hard and soft tissue injury management. OrthoTech's primary markets are North America, Europe and the Asia Pacific Region. OrthoTech sells its products through DePuy affiliated companies outside of the U.S. market.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION
     As described in Note 1, the businesses that comprise OrthoTech were not under common management control during the entire three year period ended December 31, 1999. Accordingly, the financial statements of OrthoTech presented herein represent the predecessor business being sold for the period in which it was controlled by DePuy and not under common management control (the period prior to Johnson & Johnson acquiring DePuy on October 29, 1998). Separate combined financial statements of OrthoTech and the J&J Business have been prepared for the period the business was under common control (the period subsequent to Johnson & Johnson

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


acquiring DePuy on October 29, 1998) and separate financial statements of the J&J Business have been prepared for the period prior to Johnson & Johnson acquiring DePuy on October 29, 1998 as follows:

a. Separate combined financial statements have been prepared which depict the combined financial position of OrthoTech and the J&J Business as of December 31, 1999 and 1998, and the combined results of their operations and cash flows for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998. This represents the period in which OrthoTech was controlled by Johnson & Johnson (October 29, 1998 through December 31,
    1999).

b. Separate financial statements have been prepared to depict the revenues and direct expenses of the J&J Business for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997. This represents the period in which the bracing and soft supports business, which was later transferred to OrthoTech and is part of the net assets being sold, was owned directly by Johnson & Johnson.

The accompanying financial statements exclude the operations of an arthroscopy business of OrthoTech, which was transferred to another operation of Johnson & Johnson on January 1, 2000, and is not part of the sale described in Note 1.

As an integrated operation of DePuy, OrthoTech did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. Accordingly, the accompanying financial statements have been derived by extracting the assets, liabilities and revenues and expenses of OrthoTech from the consolidated assets, liabilities and revenues and expenses of DePuy. The accompanying financial statements reflect assets, liabilities, revenues and expenses directly attributable to OrthoTech as well as allocations deemed reasonable by management to present the results of OrthoTech's operations and cash flows for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997 on a stand alone basis. The allocation methodologies have been described within the respective notes and management considers the allocations to be reasonable. However, the results of operations and cash flows of OrthoTech may differ from those that may have been achieved had OrthoTech operated autonomously or as an entity independent of DePuy. In addition, due to the reliance of the OrthoTech business on DePuy, the historical operating results may not be indicative of future results.

There was no direct interest expense incurred by OrthoTech therefore, no interest expense has been reflected in the financial statements.

All significant accounts and transactions within OrthoTech have been eliminated.

RISKS AND UNCERTAINTIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenues from product sales are recognized when goods are shipped and title and risk of loss passes to customers.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

     CASH
     OrthoTech participated in DePuy's cash pooling arrangements, under which cash balances are cleared automatically to a central account held by another DePuy business. All transactions between OrthoTech and DePuy have been accounted for as settled in cash at the time such transactions were recorded by OrthoTech.

     PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION
     Property, plant and equipment are stated at cost. OrthoTech utilizes the straight-line method of depreciation over the estimated useful lives of the assets:

     Leasehold improvements        Shorter of life of lease or 15 years
     Machinery and equipment       3-10 years

     Gains and losses on disposals are included in selling, general and administrative expenses. Major additions and betterments are capitalized, whereas maintenance and repairs are expensed as incurred.

     INTANGIBLE ASSETS
     The excess of the cost over the fair value of the net assets of purchased businesses is recorded as goodwill and is amortized on a straight-line basis over periods of 30 years or less. The cost of other identifiable intangibles is amortized on a straight-line basis over their estimated useful lives.

     LONG-LIVED ASSETS
     OrthoTech continually evaluates the carrying value of its long-lived assets, including intangibles, for impairment. Any impairments would be recognized when the expected future operating cash flows derived from such intangible assets is less than their carrying value.

     INVENTORIES
     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     FOREIGN CURRENCY TRANSLATION
     The local currencies of OrthoTech's international operations represent their respective functional currencies. Assets and liabilities of foreign operations are translated from their respective local currencies to U.S. dollars using exchange rates in effect at the corresponding balance sheet dates. Income statement and cash flow amounts are translated using the average exchange rates in effect during the period. Gains and losses resulting from foreign currency transactions are included in the results of operations and are immaterial to the periods presented.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     COMPREHENSIVE INCOME

     In accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," components of other comprehensive income/(loss) consist of the following:

                                                  FOR THE
                                                  PERIOD
                                                 JANUARY 1,
                                                   1998            FOR THE
                                                  THROUGH         YEAR ENDED
                                                 OCTOBER 28,     DECEMBER 31,
                                                   1998              1997
     Net income                                    $  595           $  832
     Other comprehensive income
       Currency translation adjustments                (2)             (39)
                                                   ------           ------
         Total comprehensive income                $  593           $  793
                                                   ------           ------

     ADVERTISING

     Costs associated with advertising are expensed in the year incurred. Advertising expenses, which are comprised of print media, television and radio were $5 and $9 for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997, respectively.

     RESEARCH AND DEVELOPMENT

     Research and development costs  are expensed as incurred.

3.   TRANSACTIONS WITH DEPUY

     OrthoTech relies on DePuy for certain services, including treasury, cash management, employee benefits, tax compliance, risk management, financial reporting and general corporate services. Although certain expenses related to these services have been allocated to OrthoTech, the results of operations and cash flows presented in the financial statements may not have been the same as those that would have occurred had OrthoTech been an independent entity. A description of the related party transactions follows:

     SALES OF PRODUCTS

     OrthoTech sells its products through DePuy affiliated companies outside of the U.S. market. Net sales for such products were $1,392 and $1,677 for the period from January 1, 1998 through October 28, 1998 and the year ended December 31, 1997, respectively.

     ALLOCATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     OrthoTech has been allocated a portion of the costs of the DePuy central support functions. These costs include central departments, notably legal, tax, treasury, finance, business development, investor relations and human resources. Such amounts were $324 and $349 for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997,

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

respectively. Such costs have been allocated to OrthoTech based upon Ortho Tech's sales to third parties, relative to total DePuy sales to third parties. Management believes these allocations are reasonable.

In addition, OrthoTech has been allocated a portion of the selling, general and administrative expenses of the DePuy affiliates outside of the U.S. that sold OrthoTech's products. Such amounts were $425 and $443 for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, respectively. These amounts have been allocated based upon OrthoTech's sales to third Parties, relative to total DePuy sales to third parties. Management believes these allocations are reasonable.

The total allocated selling, general and administrative expenses described above are separately identified on the statements of operations.

INVESTED EQUITY

Invested equity consists of capital contributions by DePuy, borrowings and repayments to DePuy, retained earnings/deficit and the cumulative translation adjustment.

INTERCOMPANY ACCOUNT WITH DEPUY

The average intercompany balance outstanding for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997 was a net receivable due from DePuy of $15,200 and $13,902, respectively.

PENSIONS

Eligible OrthoTech employees are provided with pension benefits through a noncontributory defined contribution plan which covers substantially all non-union employees of DePuy in the United States. This plan provides for targeted benefits based on the employee's average compensation in the years preceding retirement. In general, DePuy's policy is to contribute actuarially determined amounts that are expected to be sufficient to meet projected benefit payment requirements.

Employees of DePuy's international subsidiaries are covered by various pension benefit arrangements, some of which are considered to be defined benefit plans for financial reporting purposes. Funding policies are based on legal requirements, tax considerations and local practices.

Since the aforementioned pension arrangements are part of certain DePuy employee benefit plans, no discrete actuarial data is available for the portion allocable to OrthoTech. OrthoTech has been allocated pension costs based upon participant employee headcount. Net pension expense included in the accompanying financial statements was $153 and $40 for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997, respectively.

SAVINGS PLAN

DePuy also sponsors a 401(k) plan for non-union employees of its domestic operations. Non-union employees may contribute up to 11% of their compensation, subject to certain limitations. DePuy matches 100% of an employee's contribution up to 4% of their compensation. Matching contributions made by DePuy and expensed were $235 and $278 for the period January 1, 1998 through October 28, 1998 and the year ended December 31, 1997, respectively.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
Effective January 1, 1998, certain OrthoTech employees become eligible to be covered under DePuy's unfunded postretirement healthcare benefit plans. In general, DePuy pays a defined portion of an eligible retiree's healthcare premium. The plans are contributory based on years of services, with contributions adjusted annually.

Since the aforementioned postretirement benefit arrangements are part of certain DePuy benefit plans, no discrete actuarial data is available for the portion allocable to OrthoTech. OrthoTech has been allocated postretirement benefit costs based upon participant employee headcount. Net postretirement benefit expense included in the accompanying financial statements was $84 for the period January 1, 1998 through October 28, 1998.

STOCK BASED COMPENSATION
For the period January 1, 1998 through October 28, 1998 and the year January 1, 1997 through December 31, 1997, certain employees of OrthoTech participated in certain DePuy sponsored share option and long-term share incentive plans. Grants pursuant to these plans were at the market price of the DePuy shares at the date of grant except for the DePuy Stock Purchase Plan described below for which the option price is 85% of the fair market value of DePuy stock. DePuy elected to measure compensation expense based upon the intrinsic value approach under APB No. 25.

A summary of the status of OrthoTech's participation in DePuy's stock option plans as of October 28, 1998 and December 31, 1997 and changes during the periods ending on those dates, is presented below:


                                                       WEIGHTED
                                                        AVERAGE
                                         OPTIONS       EXERCISE
                                       OUTSTANDING      PRICE
                                       -----------     --------
Balance at January 1, 1997                  61,500     $  17.50
Option granted                              52,500        23.46
Options exercised                           (1,412)       17.50
Options cancelled/forfeited                (20,750)       17.50
                                       -----------     --------
Balance at December 31, 1997                91,838        20.86

Options granted                                  -            -
Options exercised                                -            -
Options cancelled/forfeited                (18,335)       20.38
                                       -----------     --------
Balance at October 28, 1998                 73,503     $  21.04
                                       ===========     ========


Had compensation cost for DePuy's stock option grants been determined consistent with the fair value approach of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" which requires recognition of compensation cost ratably over the vesting

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

period of the underlying instruments and had such compensation cost been allocated to OrthoTech, OrthoTech's net income would have been adjusted to the amounts indicated below:

                                                  FOR THE
                                                   PERIOD
                                                  JANUARY 1,
                                                    1998                FOR THE
                                                   THROUGH             YEAR ENDED
                                                 OCTOBER 28,          DECEMBER 31,
                                                    1998                  1997
Net income - as reported                            $595                  $832
Net income - as adjusted                             438                   662

Compensation cost for the determination of Net Income - as adjusted were estimated using the Black-Scholes option pricing model and the following assumptions:

                                                  FOR THE
                                                   PERIOD
                                                  JANUARY 1,
                                                    1998                FOR THE
                                                   THROUGH             YEAR ENDED
                                                 OCTOBER 28,          DECEMBER 31,
                                                    1998                  1997
Risk free interest rate                             5.90%                 5.90%
Expected volatility                                39.74%                39.74%
Expected dividend yield                             0.75%                 0.75%
Expected life                                     6 years               6 years

The weighted-average fair value of options granted during the year ended December 31, 1997 was $11.49. The weighted-average fair value of options granted below market price during 1997 was $11.74. The weighted-average exercise price of options granted at market price during 1997 was $25.60. The weighted-average exercise price of options granted below market price during 1997 was $17.50. There were no options granted during the period January 1, 1998 through October 28, 1998.

Effective January 1, 1997, DePuy adopted the DePuy, Inc. Employee Stock Option/Purchase Plan (the "Stock Purchase Plan") for purposes of providing its employees with an opportunity to participate in equity ownership by purchasing DePuy stock at a discount. The committee administering the Stock Purchase Plan determined the maximum number of shares to be issued during each annual period. All employees who had completed 90 days of employment were eligible to participate in offerings under the Stock Purchase Plan. In order to participate, an eligible employee had to authorize a payroll deduction at a rate of 1% to 10% of base pay, which was credited to the participant's plan account. The option price of the stock under the Stock Purchase Plan was 85% of the fair market value of the stock on the offering commencement date. During 1997, OrthoTech employees purchased approximately 8,850 shares at an average price of

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     $17.96. The weighted average fair value was $5.49 per share. There were no shares purchased by OrthoTech employees during the period January 1, 1998 through October 28, 1998. Compensation cost for the determination of "Net income-as adjusted" were estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

     Risk free interest rate                                            5.46%
     Expected volatility                                               36.60%
     Dividend yield                                                     0.75%

     INCOME TAXES
     OrthoTech is not a separate taxable entity in any jurisdiction. Rather, the OrthoTech's taxable income is included in consolidated income tax returns of DePuy in most jurisdictions. However, for purposes of these financial statements, the provision for income taxes has been computed on a separate return basis. Current income taxes are considered to have been paid or charged to DePuy. The principal components of deferred taxes are related to depreciation and amortization of fixed assets and intangibles, and the impact of certain costs and accruals not currently deductible.

4.   DEPUY ACQUISITION OF ORTHOTECH

     On March 11, 1996, DePuy acquired all of the outstanding shares of common stock of Orthopedic Technology, in consideration of $46.3 million in cash. The purchase method of accounting was applied to this acquisition and the excess of purchase price over the estimated fair value of net assets acquired of $41.5 million was allocated to goodwill. The goodwill relating to this acquisition is amortized on a straight-line basis over a period of 30 years.

5.   INCOME TAXES

     The provision for income taxes was calculated by applying statutory tax rates to the reported pretax income after considering permanent items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of DePuy, which are related to OrthoTech.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     The effective income tax rate differs from the statutory Federal income tax rate for the following reasons:

                                                                  PERIOD
                                                              JANUARY 1, 1998            FOR THE
                                                                  THROUGH               YEAR ENDED
                                                                OCTOBER 28,            DECEMBER 31,
                                                                  1998                     1997
     U.S.                                                        $1,551                   $2,107
     Foreign                                                        105                      159
                                                                 ------                   ------
     Income before provision for income taxes                    $1,656                   $2,266
                                                                 ------                   ------
     Statutory taxes                                             $  580                   $  793
     Tax rates:
          Statutory Federal income tax rate                        35.0%                    35.0%
          Goodwill amortization not deductible                     24.6%                    21.5%
          State and local taxes, net of federal tax benefit         3.5%                     3.2%
          Other                                                     1.0%                     3.6%
                                                                 ------                   ------
          Effective income tax rate                                64.1%                    63.3%
                                                                 ------                   ------

6.   AMORTIZATION OF INTANGIBLE ASSETS

     Amortization expense was $1,163 and $1,389 for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, respectively.

7.   RENTAL EXPENSE AND LEASE COMMITMENTS

     Rental expense relating to OrthoTech's administrative building and land under an operating lease amounted to approximately $387 and $323 for the period January 1, 1998 through October 28, 1998 and $323 for the year ended December 31, 1997, respectively.

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     The approximate minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year at October 31, 1998 are:

     1998 (October through December)                        $   84
     1999                                                      505
     2000                                                      505
     2001                                                      505
     2002                                                      505
     2003                                                      505
     Thereafter                                              7,025
                                                            ------
       Total                                                $9,634
                                                            ======

8.   CONCENTRATION OF CREDIT RISK

     OrthoTech sells its products to physicians, hospitals and clinics located throughout North America, Europe and the Asia Pacific Region.

     Concentrations of credit risk is limited due to the large numbers of customers comprising OrthoTech's customer base and their dispersion across geographic areas. No one customer represents more than 10% of sales. Ongoing credit evaluations of customers' financial conditions are performed, and, generally, no collateral is required. OrthoTech maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

9.   GEOGRAPHIC AREAS

     Information about OrthoTech's operations by geographic area for the period January 1, 1998 through October 28, 1998 and for the year end December 31, 1997 are shown below:

                                                          SALES TO      OPERATING
     PERIOD JANUARY 1, 1998 THROUGH OCTOBER 28, 1998      CUSTOMERS      INCOME
     North America                                         $32,084        $1,480
     Europe                                                    640           126
     Asia Pacific                                              139            50
                                                           -------        ------
       Total                                               $32,863        $1,656
                                                           =======        ======

DEPUY ORTHOPAEDIC TECHNOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                          SALES TO      OPERATING
     PERIOD ENDED DECEMBER 31, 1997                       CUSTOMERS      INCOME
     North America                                         $37,941        $2,039
     Europe                                                    697           155
     Asia Pacific                                              208            72
                                                           -------        ------
       Total                                               $38,846        $2,266
                                                           =======        ======

10.  CONTINGENCIES

     In the normal course of business, OrthoTech is party to claims and disputes. OrthoTech has provided for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that none of them, individually or in the aggregate, will have a material adverse effect on OrthoTech's results of operations or cash flows.

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Johnson & Johnson:


We have audited the accompanying historical statements of revenues and expenses of the Bracing and Soft Supports Business of Johnson & Johnson (the "Bracing and Soft Supports Business"), an integrated operation of Johnson & Johnson, for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997. These historical statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these historical statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the historical statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and are not intended to be a complete presentation of the Bracing and Soft Supports Business' revenues and expenses.

In our opinion, the historical statements of revenues and expenses present fairly, in all material respects, the revenues and expenses described in Note 2 of the Bracing and Soft Supports Business for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States.

For the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, the Bracing and Soft Supports Business was a fully integrated operation of Johnson & Johnson. Consequently, as indicated in Note 2, these historical statements have been derived from the consolidated financial statements and accounting records of Johnson & Johnson and reflect significant assumptions and allocations. Moreover, as indicated Note 2, the Bracing and Soft Supports Business relied on Johnson & Johnson for administrative, management and other services. The results of operations of the Bracing and Soft Supports Business could differ from those that would have resulted had the Bracing and Soft Supports Business operated autonomously or as an entity independent of Johnson & Johnson.

/s/ PricewaterhouseCoopers

April 19, 2000

BRACING AND SOFT SUPPORTS BUSINESS OF JOHNSON & JOHNSON

Statements of Revenues and Expenses
For the Period January 1, 1998 through October 28, 1998
and for the Year Ended December 31, 1997
(Dollars in thousands)
-----------------------------------------------------------------------------

                                                     FOR THE
                                                      PERIOD
                                                     JANUARY 1,
                                                       1998          FOR THE
                                                      THROUGH       YEAR ENDED
                                                    OCTOBER 28,     DECEMBER 31,
                                                       1998            1997
Net sales                                             $7,640          $7,955

Expenses
  Costs of goods sold                                  4,811           5,857
  Selling, marketing and distribution expenses         2,566           2,870
                                                      ------          ------
    Total expenses                                     7,377           8,727
                                                      ------          ------
        Revenues in excess of expenses/(expenses
          in excess of revenues)                      $  263          $ (772)
                                                      ======          ======







   The accompanying notes are an integral part of these financial statements.

BRACING AND SOFT SUPPORTS BUSINESS OF JOHNSON & JOHNSON

Notes to Statements of Revenues and Expenses
(Dollars in thousands)
--------------------------------------------------------------------------------

1.   BACKGROUND AND DESCRIPTION OF BUSINESS

     Johnson & Johnson is negotiating the sale of the net assets, consisting principally of inventory, property, plant and equipment, plus certain rights and intellectual property, of the bracing and soft supports business of DePuy Orthopaedic Technology, Inc.

     Orthopedic Technology, Inc. ("Orthopedic Technology") was a separate, public entity from 1993 (year of initial public offering) through March 1996. In March 1996, Orthopedic Technology was purchased by DePuy, Inc. ("DePuy"). Shortly after the acquisition in 1996, the existing DePuy sports medicine business, which had products in the bracing and soft supports business, was combined with OrthoTech, and the resulting business was renamed DePuy Orthopaedic Technology, Inc. ("OrthoTech"). Subsequently, on October 29, 1998, Johnson & Johnson acquired DePuy in a purchase business combination. The existing Johnson & Johnson bracing and soft supports products (the "J&J Business") were transferred to OrthoTech as of January 1, 1999. The net assets of the J&J Business will be included in the potential sale of the net assets of OrthoTech. Accordingly, these accompanying financial statements relate to the J&J Business.

     The J&J Business engages in the development, manufacturing and marketing of bracing and soft supports products which assist in the treatment of both hard and soft tissue injury management. The J&J Business' primarily markets are North America, Europe and the Asia Pacific Region. The J&J Business sells its products through Johnson & Johnson affiliated companies outside of the U.S. market.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION
     As described in Note 1, the businesses that comprise OrthoTech were not under common management control during the entire three years ended December 31, 1999. Accordingly, the financial statements of the J&J Business presented herein represent the J&J Business being sold during the period it was owned directly by Johnson & Johnson and not under common management control with OrthoTech (the period prior to Johnson & Johnson acquiring DePuy on October 29, 1998). Separate combined financial statements of OrthoTech and the J&J Business have been prepared for the period it was under common management control (Johnson & Johnson acquisition of DePuy on October 29, 1998) and separate financial statements of OrthoTech have been prepared for the period it was not under common management control (the period prior to Johnson & Johnson acquiring DePuy on October 29, 1998) as follows:

     a. Separate combined financial statements have been prepared to depict the financial position of OrthoTech and the J&J Business at December 31, 1999 and 1998, and the results of their operations and cash flows for the year ended December 31, 1999 and the period October 29, 1998 through December 31, 1998. This represents the period in which OrthoTech was controlled by Johnson & Johnson (October 29, 1998 through December 31, 1999).

     b. Separate financial statements have been prepared which depict the results of operations and cash flows of OrthoTech for the year ended December 31, 1997 and the period January 1, 1998 through October 28, 1998. This represents the period in which OrthoTech was controlled by DePuy (prior to Johnson & Johnson acquiring DePuy).

BRACING AND SOFT SUPPORTS BUSINESS OF JOHNSON & JOHNSON

Notes to Statements of Revenues and Expenses
(Dollars in thousands)
--------------------------------------------------------------------------------

As an integrated operation of Johnson & Johnson, the J&J Business did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. The Statements of Revenues and Expenses are derived by extracting the revenues and direct expenses of the J&J Business from the consolidated revenues and expenses of Johnson & Johnson. Accordingly, the accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and reflect revenues and expenses directly attributable to the J&J Business and are not intended to be a complete presentation of the J&J Business' revenues and expenses. The operations of the J&J Business rely on Johnson & Johnson affiliated companies for selling, marketing, sales order processing, billing, collections, warehousing, distribution, information technology, insurance, human resources, accounting, premises, regulatory, treasury, tax and legal support. The direct expenses of the J&J Business presented in these statements include selling, marketing, warehousing and distribution and have been allocated based on management's estimates of the cost of service provided to the J&J Business by other Johnson
& Johnson affiliated companies. Management believes that these allocations are based on assumptions that are reasonable under the circumstances. Allocations of general and administrative expenses and Johnson & Johnson Corporate overhead have been excluded from these statements. Due to the reliance of the J&J Business on Johnson & Johnson and its affiliated companies, the historical operating results may not be indicative of future results.

There was no direct interest expense incurred by or allocated to the J&J Business, therefore, no interest expense has been reflected in these statements.

All significant intercompany accounts and transactions within the J&J Business have been eliminated.

REVENUE RECOGNITION

Revenue is recognized from product sales when the goods are shipped and title and risk of loss passes to the customer.

SELLING, MARKETING AND DISTRIBUTION EXPENSES

The direct selling, marketing and distribution expenses includes an allocation of such expenses from Johnson & Johnson and its affiliates. Different allocation methods apply to the various components of these expenses. Management believes that these allocation methods, which include sales, employee headcount, case and volume weight, are reasonable.

The direct expenses allocated to the J&J Business by Johnson & Johnson and its affiliates for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997 for selling, marketing, warehousing and distribution were $2,566 and $2,870, respectively.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out ("FIFO") method.

FOREIGN CURRENCY TRANSLATION

The local currencies of the J&J Business' international operations represent their respective functional currencies. Revenues and expense amounts are translated using the average exchange rates in affect during the period.

BRACING AND SOFT SUPPORTS BUSINESS OF JOHNSON & JOHNSON

Notes to Statements of Revenues and Expenses
(Dollars in thousands)
--------------------------------------------------------------------------------

        RISKS AND UNCERTAINTIES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

3.      INCOME TAXES

        The J&J Business is not a separate legal taxable entity for Federal, state or local income tax purposes and therefore, a provision for income taxes has not been presented in these statements. The operations of the J&J Business are included in the consolidated Federal income tax return of Johnson & Johnson, to the extent appropriate and are included in the Foreign, state and local returns of the other Johnson & Johnson domestic and international affiliates.

4.      INTERNATIONAL OPERATIONS

        Net sales of the international operations of the J&J Business for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, were $1,817 and $2,431, respectively.

5.      RETIREMENT AND PENSION PLANS

        Certain of the J&J Business' employees are covered under various retirement and pension plans which are sponsored by Johnson & Johnson and its affiliates. Net pension expense charged to the J&J Business for its participation in the Johnson & Johnson defined benefit plans for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, was approximately $11 and $11, respectively.

        Certain of J&J Business' employees also participate in a voluntary 401(k) savings plan sponsored by Johnson & Johnson which is designed to enhance the existing retirement program covering eligible domestic employees. The J&J Business was charged approximately $12 and $11 for its portion of Johnson & Johnson contributions to the savings plan for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997, respectively.

6.      OTHER POSTRETIREMENT BENEFITS

        The J&J Business, through Johnson & Johnson sponsored plans, provides postretirement benefits, primarily health care, to all domestic retired employees and their dependents. Most international employees are covered by government-sponsored programs and the cost of the J&J Business is not significant. The J&J Business does not fund retiree health care benefits in advance and has the right to modify these plans in the future. The cost of providing these postretirement benefits is determined in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

BRACING AND SOFT SUPPORTS BUSINESS OF JOHNSON

NOTES TO STATEMENTS OF REVENUES AND EXPENSES
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

        Net postretirement benefit costs charged to the J&J Business for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997 was $12 and $11, respectively.

        The J&J Business, through Johnson & Johnson, provides certain other postemployment benefits. The cost of providing these postemployment benefits is determined in accordance with the provisions of SFAS No. 112, "Employers' Accounting for Postemployment Benefits."

        Net postemployment benefit costs charged to the J&J Business for the period January 1, 1998 through October 28, 1998 and for the year ended December 31, 1997 was $19 and $18, respectively.

7.      CONCENTRATION OF CREDIT RISK

        The J&J Business sells its products to physicians, hospitals and clinics located throughout North America, Europe and the Asia Pacific Region.

        Concentrations of credit risk is limited due to the large numbers of customers comprising the J&J Business customer base and their dispersion across geographic areas. No one customer represents more than 10% of sales.

8.      CONTINGENCIES

        In the normal course of business, the J&J Business is party to claims and disputes. The J&J Business' has provided for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that none of them, individually or in the aggregate, will have a material adverse effect on the J&J Business' results of operations.

                                 DONJOY, L.L.C.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial data of DonJoy, L.L.C. (the "Company") is based on the Company's historical financial statements for the year ended December 31, 1999 contained in its Annual Report on Form 10-K for the year then ended and the three month period ended April 1, 2000 contained in its Quarterly Report on Form 10-Q, and Orthotech's historical financial statements appearing elsewhere in this report, as adjusted to illustrate the estimated effects of the Transaction and related financing transactions during the periods presented, and reclassifications to Orthotech's financial statements to conform with the Company's presentation and financial statement classifications.

The unaudited pro forma consolidated balance sheet gives effect to the Transaction as if it occurred on April 1, 2000. The unaudited pro forma consolidated statements of income for the year ended December 31, 1999 and for the three-month period ended April 1, 2000 give effect to the Transaction as if it had occurred on January 1, 1999.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma consolidated financial data does not purport to represent what financial position or consolidated results of operations would have actually been if the Transaction had in fact occurred on the dates indicated and are not necessarily representative of the Company's consolidated financial position or consolidated results of operations for any future date or period. The unaudited pro forma consolidated financial data should be read in conjunction with the above-referenced historical financial statements and the notes thereto of the Company and Orthotech.

TRANSACTION OVERVIEW AND INTEGRATION PLAN

The Company is not acquiring any of Orthotech's facilities or the majority of its employees and instead will integrate the Orthotech operations into its existing business. Upon closing of the Transaction, DePuy Orthopaedic has all responsibility with regards to lease obligations on the Orthotech facility and severance obligations for terminated Orthotech employees. The synergies the Company anticipates arising from the Transaction are due primarily to reduction of headcount, the transfer of the majority of Orthotech's sales force to independent distributors and consolidation of the operations into the Company's manufacturing facilities.

In accordance with the Transition Services Agreement, DePuy Orthopaedic has agreed to provide certain transitional services to DJ for varying periods while the operations of Orthotech are integrated into those of DJ. Such services include continued operation of Orthotech's manufacturing facilities, employee payroll service and benefits, and computer services and other administrative services.

The Company plans to integrate Orthotech into its business over a period of 90 days. Approximately 85% - 90% of Orthotech's manufactured products will be rationalized against DJ's product line, with the remaining manufactured products either offered as new products or discontinued. In addition, Orthotech product offerings will be rationalized into the Company's DonJoy, ProCare, international and OfficeCare distribution channels.

Historically, Orthotech sold its products internationally to related party distributors who then re-sold the Orthotech products to the end user consumer. In Orthotech's historical financial statements, Orthotech recorded these revenues based on the sales value to the end user consumer. The Company will not utilize Orthotech's related party distributors. The Company intends to sell internationally at a pre-determined transfer price to third party distributors at sales values that are less than those realized on sales to the end user consumer.

                                 DONJOY, L.L.C.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  April 1, 2000
                             (Dollars in thousands)

                                                                            Pro Forma
                                                          Historical        Adjustments       Pro Forma
                                                          ----------       -------------      ---------
ASSETS
Current assets:
   Cash and cash equivalents ........................      $   8,676       $  (1,980)(a)      $   6,696
   Accounts receivable, net of allowance for doubtful
      accounts of $1,391 ............................         21,579               -             21,579
   Accounts receivable, related parties .............          1,469               -              1,469
   Inventories, net .................................         13,707           5,475(b)          19,182
   Other current assets .............................          1,123               -              1,123
                                                          ----------       -------------      ---------
Total current assets ................................         46,554           3,495             50,049
Property, plant and equipment, net ..................          7,750           1,250(b)           9,000
Intangible assets, net ..............................         32,495          42,510(b)          75,005
Debt issuance costs, net ............................          6,830             425(a)           7,255
Other assets ........................................            321             451(b)             772
                                                          ----------       -------------      ---------
Total assets ........................................      $  93,950       $  48,131          $ 142,081
                                                          ==========       =============      =========
LIABILITIES AND MEMBERS' (DEFICIT) EQUITY
Current liabilities:
   Accounts payable .................................      $   5,695       $       -          $   5,695
   Accounts payable, related parties ................             20               -                 20
   Accrued compensation .............................          1,872               -              1,872
   Accrued commissions ..............................          1,132               -              1,132
   Long-term debt, current portion ..................            500             580(a)           1,080
   Accrued interest .................................          3,682               -              3,682
   Other accrued liabilities ........................          4,085               -              4,085
                                                          ----------       -------------      ---------
Total current liabilities ...........................         16,986             580             17,566
12 5/8% Senior Subordinated Notes ...................         98,106               -             98,106
Long-term debt, less current portion ................         14,625          23,420(a)          38,045
Revolving credit facility ...........................              -          12,600(a)          12,600
Redeemable Preferred Units; 100,000 units authorized,
    40,184 units issued and outstanding at
    April 1, 2000; liquidation preference $34,872 at
    April 1, 2000 ...................................         33,878           3,433(a)          37,311
Members' deficit:
   Common units; 2,900,000 units authorized, 718,000
    units issued and outstanding at April 1, 2000 ...         66,521           8,272(a)          74,793
   Notes receivable from officers ...................         (1,400)           (174)(a)         (1,574)
   Accumulated deficit ..............................       (134,766)              -           (134,766)
                                                          ----------       -------------      ---------
Total members' (deficit) equity .....................        (69,645)          8,098            (61,547)
                                                          ----------       -------------      ---------
Total liabilities and members' (deficit) equity .....      $  93,950       $  48,131          $ 142,081
                                                          ==========       =============      =========

See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet.

                                 DONJOY, L.L.C.

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                      (Dollars in thousands in all tables)

(a) The Company financed the Transaction through borrowings under its Amended Credit Agreement, common and preferred equity financing and available cash. Under the Amended Credit Agreement, the Company borrowed $24.0 million under a new term loan facility along with a $12.6 million borrowing on the revolving line of credit. Gross proceeds of $8.3 million from the sale of common units were received through the issuance of 73,775 common units to Chase DJ Partners, LLC (CDP) for gross proceeds of $8.0 million along with the issuance of 2,115 common units to Management for gross proceeds of $231,000 (of which $174,000 in promissory notes were issued by DonJoy, L.L.C.). Gross proceeds of $3.6 million from the sale of 4,221 units of Redeemable Preferred Units were received from existing Redeemable Preferred Unit holders. The following table lists the sources and uses of funds related to the Transaction (in thousands):

    SOURCES
    -------
    Cash                                 $ 1,980
    Revolving credit facility             12,600
    Term loan                             24,000
    Redeemable Preferred Units             3,595
    Common unit investment by CDP          8,041
    Common unit investment by
         Management                          231
                                       ---------
                                        $ 50,447
                                       =========


    USES
    ----
    Cash to DePuy Orthopaedic           $ 47,111
    Management promissory notes              174
    Transaction fees and costs             2,575
    Debt issuance costs                      425
    Redeemable Preferred Unit fee            162
                                       ----------
                                        $ 50,447
                                       ==========


(b) The Purchase Price of $49.7 million includes $47.1 million paid to DePuy Orthopaedic along with $2.6 million in fees and costs (the remaining $0.4 million of fees and costs related to debt issuance costs that will be amortized over the terms of the related debt instruments). The Company is in the process of conducting an independent valuation to determine the fair value of the assets acquired. The Purchase Price, including related fees and costs, has been preliminarily allocated to the tangible and intangible assets acquired based on their estimated fair market values. Upon completion of the independent valuation, adjustments to the preliminary allocation may be required. Under the Asset Purchase Agreement, the Company did not assume any liabilities existing prior to the closing date.

     The following is the allocation of the Purchase Price (in thousands):

    Inventories (1)                                     $ 5,475
    Equipment and furniture (2)                           1,250
    Other assets held for sale                              451
    Intangibles (2):
      Goodwill                             $37,010
      Customer list                          5,000
      Covenant not to compete                  500       42,510
                                       -----------   ----------
    Net assets acquired                                 $49,686
                                                     ==========

        (1) Includes $0.7 million for the incremental cost of fair market value on inventories.

        (2) The depreciation and amortization periods range from 3 to 7 years for equipment, furniture and fixtures and 3 to 15 years for the intangibles.

                                 DONJOY, L.L.C.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                      FISCAL YEAR ENDED DECEMBER 31, 1999
                             (Dollars in thousands)


                                                DonJoy        Orthotech         Pro Forma
                                              Historical      Historical        Adjustment       Pro Forma
                                              -----------     ----------       ------------      ---------
Total net revenues ......................      $ 114,252       $  48,423       $ (1,703)(a)      $ 160,972
Cost of goods sold ......................         51,056          27,019         (3,957)(b)         74,118
                                              -----------     ----------       ------------      ---------
Gross profit ............................         63,196          21,404          2,254             86,854
Operating expenses:
    Sales and marketing .................         27,424          12,859            927 (c)         41,210
    General and administrative ..........         16,755           6,752           (780)(d)         22,727
    Research and development ............          2,115             286              -              2,401
    Merger and integration costs ........              -               -            400 (e)            400
                                              -----------     ----------       ------------      ---------
Total operating expenses ................         46,294          19,897            547             66,738
                                              -----------     ----------       ------------      ---------
Income from operations ..................         16,902           1,507          1,707             20,116
Interest expense ........................         (7,568)              -         (3,572)(f)       (11,140)
Interest income .........................            181               -              -                181
                                              -----------     ----------       ------------      ---------
Income before income taxes ..............          9,515           1,507         (1,865)             9,157
Provision (benefit) for income taxes ....          2,387           1,406         (1,406)(g)          2,387
                                              -----------     ----------       ------------      ---------
Net income and comprehensive net income .      $   7,128       $     101       $   (459)         $   6,770
                                              ===========     ==========       ============      =========
EBITDA (h)(i) ...........................      $  25,082       $   4,404                         $  33,296
                                              ===========     ==========                         =========

See accompanying Notes to Unaudited Pro Forma Consolidated Statements of Income.

                                 DONJOY, L.L.C.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                        THREE MONTHS ENDED APRIL 1, 2000
                             (Dollars in thousands)

                                              DonJoy       Orthotech        Pro Forma
                                            Historical     Historical       Adjustment      Pro Forma
                                            -----------    ----------      ------------     ----------
Total net revenues ......................      $ 31,585       $ 12,406       $     35(a)       $ 44,026
Cost of goods sold ......................        12,673          6,614         (1,107)(b)        18,180
                                             -----------    ----------      ------------     ----------
Gross profit ............................        18,912          5,792          1,142            25,846
Operating expenses:
    Sales and marketing .................         7,713          3,401            608(c)         11,722
    General and administrative ..........         4,783          1,913          (352)(d)          6,344
    Research and development ............           607            139              -               746
    Merger and integration costs ........             -              -              -                 -
                                             -----------    ----------      ------------     ----------
Total operating expenses ................        13,103          5,453            256            18,812
                                             -----------    ----------      ------------     ----------
Income from operations ..................         5,809            339            886             7,034
Interest expense ........................        (3,811)             -          (893)(f)        (4,704)
Interest income .........................           125              -              -               125
                                             -----------    ----------      ------------     ----------
Income before income taxes ..............         2,123            339             (7)            2,455
Provision (benefit) for income taxes ....             -            344          (344)(g)              -
                                             -----------    ----------      ------------     ----------
Net income and comprehensive net income .      $  2,123       $     (5)      $    337          $  2,455
                                             ===========    ==========      ============     ==========
EBITDA (h) ..............................      $  7,076       $  1,007                         $  9,217
                                             ===========    ==========                       ==========

See accompanying Notes to Unaudited Pro Forma Consolidated Statements of Income.

                                 DONJOY, L.L.C.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                      (Dollars in thousands in all tables)

(a) Reclassification entry to make treatment of Orthotech's bad debt expense consistent with the Company's presentation and eliminate the sales value in excess of the transfer price associated with Orthotech international related party distributors, as follows:

                                                                                  Three Months
                                                                  Year Ended          Ended
                                                               December 31, 1999  April 1, 2000
                                                               -----------------  -------------
Reclassification of bad debt expense ........................        $ 2,113         $   833
Elimination of sales value in excess of transfer price ......         (3,816)           (798)
                                                                     -------         -------
                                                                     $(1,703)        $    35
                                                                     =======         =======

(b) Entry records the (i) elimination of cost of goods sold associated with Orthotech international related party distributors, (ii) elimination of salaries, wages and benefits as a result of the consolidation of the Orthotech operations into the Company's existing facilities in Vista, California, (iii) elimination of discontinued building costs for the Orthotech facility, (iv) estimated incremental cost of the fair market value of acquired inventories, and (v) estimated incremental depreciation of the fair market value of acquired property, plant and equipment on a straight line basis over the estimated economic lives of the underlying fixed assets ranging from 3 to 7 years, as follows:

                                                                                     Three Months
                                                                     Year Ended          Ended
                                                                  December 31, 1999  April 1, 2000
                                                                  -----------------  -------------
Cost of sales associated with Orthotech international related
      party distributors .......................................        $(2,132)        $  (471)
Elimination of salaries, wages and benefits ....................         (2,103)           (525)
Elimination of building costs ..................................           (543)           (136)
Incremental cost of fair market value on inventories ...........            717               -
Incremental depreciation on fair market value on property,
     plant and equipment .......................................            104              25
                                                                        -------         -------
                                                                        $(3,957)        $(1,107)
                                                                        =======         =======

(c) Reclassification entry to make treatment of Orthotech's bad debt expense consistent with the Company's presentation and eliminate selling costs associated with Orthotech international related party distributors, as follows:

                                                                                  Three Months
                                                                  Year Ended          Ended
                                                               December 31, 1999  April 1, 2000
                                                               -----------------  -------------
Reclassification of bad debt expense .......................        $ 1,979         $   828
Elimination of selling costs associated with Orthotech
     international related party distributors ..............         (1,052)           (220)
                                                                    -------         -------
                                                                    $   927         $   608
                                                                    =======         =======

(d) Entry records (i) reclassification to make treatment of Orthotech's bad debt expense consistent with the Company's presentation, (ii) elimination of administrative expenses associated with Orthotech international related party distributors, (iii) transition expenses including relocation costs, facility move costs, training and other related costs that are not allowed to be classified as merger and integration costs, (iv) depreciation on expenditures associated with the consolidation of Orthotech into the Company's existing facilities, (v) elimination of salaries, wages and benefits as a result of the consolidation of Orthotech operations into the Company's existing facilities, (vi) elimination of discontinued building costs for the Orthotech facility, (vii) elimination of amortization recorded by Orthotech, and (viii) amortization of the estimated fair value of goodwill and other intangible assets acquired over economic lives ranging from 3 to 15 years, as follows:

                                                                                     Three Months
                                                                     Year Ended          Ended
                                                                  December 31, 1999  April 1, 2000
                                                                  -----------------  -------------
Reclassification of bad debt expense ...........................        $   134         $     5
Elimination of administrative expenses related to Orthotech
    international related party distributors ...................           (203)            (42)
Transition expenses ............................................            550               -
Elimination of salaries, wages and benefits ....................         (1,919)           (480)
Elimination of building costs ..................................           (224)            (56)
Elimination of amortization recorded by Orthotech ..............         (2,044)           (510)
Amortization of intangibles recorded at fair market value ......          2,926             731
                                                                        -------         -------
                                                                        $  (780)        $  (352)
                                                                        =======         =======

(e) Entry records estimated one-time, non-recurring merger and integration costs associated with the consolidation of the Orthotech operations into the Company's existing facilities including merger and integration and information systems consulting.

(f) Pro forma adjustments to interest expense as a result of the Transaction are as follows:

                                                                                      Three Months
                                                                      Year Ended          Ended
                                                                   December 31, 1999  April 1, 2000
                                                                   -----------------  -------------
Increase in term loan ($24,000 at assumed weighted average
   rate of 9.57%) ................................................        $2,297        $  574
Existing revolving credit facility ($12,600 at assumed weighted
    average rate of 9.07%) .......................................         1,142           285
Commitment fee on unused portion of revolving credit facility
   ($12,400 at 0.5%) .............................................            62            16
Amortization of debt issuance costs ..............................            71            18
                                                                          ------        ------
                                                                          $3,572        $  893
                                                                          ======        ======

(g) Eliminates the provision for income taxes recorded by Orthotech. On June 30, 1999, DonJoy became a stand-alone limited liability company, as such the earnings of DonJoy and its subsidiaries will be included in the taxable income of its members. The provision for income taxes for 1999 is for the period prior to DonJoy becoming a stand-alone limited liability company.

(h) EBITDA is defined as income from operations plus merger and integration costs, and depreciation and amortization. EBITDA is not a measure of performance under general accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity. However, Management has included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt. The Company's definition of EBITDA may not be comparable to that of other companies.

(i) "Adjusted EBITDA" represents EBITDA (as defined above) adjusted to eliminate:

     - charges for brand royalties paid by DonJoy to Smith & Nephew for use of the Smith & Nephew trademarks and trade names which amounts are no longer paid following the recapitalization;

     - Smith & Nephew overhead allocations for corporate managed accounts and new business expense and corporate management expense which were not incurred following consummation of the recapitalization (the "Eliminated Allocations");

     - Smith & Nephew overhead allocations for research and development and for amounts charged by Smith & Nephew for services provided to DonJoy for finance (risk management, treasury, audit and taxes), human resources and payroll and legal services (collectively, the "Other Corporate Allocations");

     - adjustments to include the costs incurred by DonJoy to replace the services previously provided by Smith & Nephew as part of the Other Corporate Allocations;

        The following are the EBITDA adjustments:

                                                       YEAR ENDED DECEMBER 31, 1999

                                         DonJoy         Orthotech       Pro Forma
                                       Historical       Historical      Adjustments         Pro Forma
                                       ----------       ----------      ------------        ---------
EBITDA                                  $ 21,854         $  4,180        $  3,093(1)        $ 29,127
Brand royalties                            1,817                -               -              1,817
Eliminated Allocations                       979                -               -                979
Other Corporate Allocations                  832                -               -                832
Estimated costs to replace Smith &
     Nephew services                        (400)               -               -              (400)
Eliminated step-up in inventory                -              224             717(2)             941
                                        ========         ========        ========           ========
Adjusted EBITDA                         $ 25,082         $  4,404        $  3,810           $ 33,296
                                        ========         ========        ========           ========

        (1) Pro Forma Adjustments related to EBITDA include the amounts discussed above in Notes to Unaudited Pro Forma Consolidated Statements of Income, excluding the amounts for depreciation and amortization, interest and income taxes.

        (2) Eliminates the incremental cost of the fair market value of acquired inventories associated with the Transaction (See Note (b) to Notes to Unaudited Pro Forma Consolidated Statements of Income).